UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

3M Company
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Inge G. Thulin
Chairman of the Board, President and
Chief Executive Officer

March 25, 2015

Dear Stockholder:

        We are pleased to invite you to attend 3M's Annual Meeting of Stockholders, which will be held on Tuesday, May 12, 2015, at 10:00 a.m., Central Daylight Time at a new location at the Palmer Events Center, 900 Barton Springs Road, Austin, Texas 78704. Our Electronics and Energy Business Group is headquartered in Austin, Texas and we are excited about having our Annual Meeting in Austin for the second time. We will also provide a live webcast of the meeting.

        Details regarding admission to the meeting and the business to be conducted are provided in the accompanying Notice of Annual Meeting and Proxy Statement. We will report on Company operations and discuss our future plans. There will also be time for your questions and comments.

        We sincerely hope you will be able to join us at the Annual Meeting. The fine attendance of our stockholders at annual meetings over the years has been very helpful in maintaining good communication. For information on how to attend the Annual Meeting, or listen to the live webcast, please read "Annual Meeting Admission" on page 1 of the accompanying Proxy Statement. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote your proxy on the Internet, by telephone, or, if this Proxy Statement was mailed to you, by completing and mailing the enclosed traditional proxy card. Please review the instructions on the proxy card or the electronic proxy material delivery notice regarding each of these voting options.

        Thank you for your ongoing support of 3M.

Sincerely,

2015 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2015 ANNUAL MEETING AND PROXY STATEMENT

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3M COMPANY

3M Center, St. Paul, Minnesota 55144

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time on Tuesday, May 12, 2015
PLACE	Palmer Events Center 900 Barton Springs Road Austin, Texas 78704
ITEMS OF BUSINESS	(1) Elect the ten directors identified in the Proxy Statement, each for a term of one year.
(2) Ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm for 2015.
(3) Advisory approval of executive compensation.
(4) Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
ADJOURNMENTS AND POSTPONEMENTS
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
ANNUAL REPORT
Our 2014 Annual Report, which is not part of the proxy soliciting materials, is enclosed if the proxy materials were mailed to you. The Annual Report is accessible on the Internet by visiting www.proxyvote.com, if you have received the Notice of Internet Availability of Proxy Materials, or previously consented to the electronic delivery of proxy materials.
RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Friday, March 13, 2015.
MEETING ADMISSION
If you wish to attend the Annual Meeting in person, you will need to RSVP and print your admission ticket at www.proxyvote.com. An admission ticket together with photo identification must be presented in order to be admitted to the Annual Meeting. Please refer to the section entitled "Annual Meeting Admission" on page 1 of the Proxy Statement for further details.
VOTING
For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board of Directors,

GREGG M. LARSON Vice President, Deputy General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2015: The Notice of Annual Meeting, Proxy Statement, and the 2014 Annual Report are available at www.proxyvote.com. Enter the 12-digit control number located in the box next to the arrow on the Notice of Internet Availability of Proxy Materials or proxy card to view these materials.

THIS PROXY STATEMENT AND PROXY CARD, OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, ARE BEING DISTRIBUTED TO STOCKHOLDERS ON OR ABOUT MARCH 25, 2015.

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PROXY STATEMENT

        The Board of Directors (the "Board") of 3M Company, a Delaware corporation ("3M" or the "Company") is soliciting proxies for the Company's Annual Meeting of Stockholders. You are receiving a Proxy Statement because you own shares of 3M common stock that entitle you to vote at the meeting. By use of a proxy you can vote, whether or not you attend the meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

        The information included in this Proxy Statement relates to proposals to be voted on at the meeting (if properly presented), the voting process, 3M's Board and Board committees, the compensation of directors and certain executive officers, and other required information.

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is to elect the directors identified in this Proxy Statement and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

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  How do I attend the 2015 Annual Meeting? What do I need to bring?

    Only stockholders who held shares of 3M common stock as of the close of business on March 13, 2015, the record date, are invited to attend the Annual Meeting. To attend the meeting, you will need to bring an admission ticket and photo identification. You will need to print an admission ticket in advance by visiting www.proxyvote.com and following the instructions there. You will need the 12-digit control number to access www.proxyvote.com. You can find your control number on:

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    your proxy card included in this Proxy Statement if it was mailed to you;

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    your Notice of Internet Availability of Proxy Materials if you received proxy materials via electronic delivery; or

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    your voting instruction card if you hold your shares in street name through a broker or other nominee.

    If you are not a record date stockholder, you may be admitted to the meeting only if you have a valid legal proxy from a record date stockholder who has obtained an admission ticket. You must present that proxy and admission ticket, as well as a valid photo identification, at the entrance to the meeting.

    On the day of the meeting, an admission ticket, along with a valid photo identification such as a driver's license or passport, must be presented in order to be admitted to the Annual Meeting. Please note that seating is limited, and admission is on a first-come, first-served basis.

    For questions about admission to the Annual Meeting, please contact us at 1-800-3M HELPS (1-800-364-3577).

        If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

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  How do I listen to the live webcast?

    If you are unable to attend the Annual Meeting, you can listen to the live webcast of the business portion of the meeting by visiting http://investor.3M.com, or www.3M.com under Investor Relations — Annual Meeting Live Webcast.

Information about the Notice of Internet Availability of Proxy Materials

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  Why did I receive a Notice of Internet Availability of the proxy materials and not the printed proxy materials?

    The U.S. Securities and Exchange Commission (the "SEC") allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. In addition, we are providing the notice and proxy materials by e-mail to some of our stockholders who previously consented to electronic delivery of proxy materials. Those stockholders should have received an e-mail containing a link to the Web site where the proxy materials are available, as well as a link to the proxy voting Web site. All stockholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access the proxy materials over the Internet and to request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to receive proxy materials in printed form by mail or to access them electronically in connection with future distributions of proxy materials. Distributing proxy materials electronically conserves natural resources and reduces the costs of printing and distributing our proxy materials.

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  Why did I receive a printed copy of the proxy materials and not the Notice of Internet Availability of Proxy Materials?

    We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability of Proxy Materials.

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  How do I view the proxy materials online?

    Go to www.proxyvote.com and follow the instructions to view the materials. You will need to provide the control number printed in the box marked by the arrow located on your Notice of Internet Availability of Proxy Materials (see example below — the information in the box is an example only — your number will be different and is unique to you).

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  What if I prefer to receive a paper copy of the proxy materials?

    You can easily request a paper copy at no cost by using one of the three methods below. You will need to provide the control number printed in the box marked by the arrow located on your Notice of Internet Availability of Proxy Materials (see example above — the information in the box is an example only — your number will be different and is unique to you).

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    By INTERNET at www.proxyvote.com;

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    By TELEPHONE, toll-free at 1-800-579-1639; or

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    By sending an E-MAIL to sendmaterial@proxyvote.com (simply provide in the subject line the control number printed in the box marked by the arrow from your Notice of Internet Availability of Proxy Materials; no other information is necessary).

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  Can I request to receive my Notice of Internet Availability of Proxy Materials by e-mail rather than by mail?

    You may request to receive proxy materials for all future meetings by e-mail by going to www.proxyvote.com or www.investordelivery.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the Web site where those materials are available and a link to the proxy voting Web site. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

        Please note that you MAY NOT USE your Notice of Internet Availability of Proxy Materials to vote your shares; it is NOT a form for voting. If you return the Notice of Internet Availability of Proxy Materials in an attempt to vote your shares, that vote will not count.

        For more information about the Notice of Internet Availability of Proxy Materials, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml

Stockholders Entitled to Vote

        Each share of our common stock outstanding as of the close of business on March 13, 2015, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 635,316,881 shares of common stock issued and outstanding.

        Most 3M stockholders hold their shares through a broker, bank, trustee, or other nominee (which for simplicity we refer to as a "broker or other nominee") rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

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  STOCKHOLDER OF RECORD — If your shares are registered directly in your name with 3M's transfer agent, Wells Fargo Bank, N.A., you are considered the stockholder of record of those shares and the Notice of Internet Availability of Proxy Materials, or if you requested paper delivery, a copy of these proxy materials are being sent directly to you by 3M. As the stockholder of record, you have the right to grant your voting proxy directly to 3M or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the Notice of Internet Availability of Proxy Materials and below under the heading "Voting Methods."

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  BENEFICIAL OWNER — If your shares are held by a broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or other nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting, unless you obtain a legal proxy from the broker or other nominee. Your broker or other nominee is obligated to provide you with a voting instruction card for you to use. You may also vote on the Internet or by telephone, as described in the Notice of Internet Availability of Proxy Materials and below under the heading "Voting Methods." If you fail to provide voting instructions to your broker or other nominee, it will have discretion to vote your shares with respect to Proposal 2, but not with respect to Proposals 1 or 3, as described below under "Voting Requirements to Elect Directors and Approve Each of the Proposals Described in this Proxy Statement."

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  PLAN ACCOUNTS — If your shares are held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you are considered the beneficial owner of these shares and the trustee of the plans is considered the stockholder of record. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may direct the trustee on how to vote the shares allocated to their account via the

    Internet, by telephone, or by signing and submitting the proxy card as described in the Notice of Internet Availability of Proxy Materials and below under the heading "Voting Methods." Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan may also direct the trustee how to vote a proportionate number of allocated shares of common stock for which it has not received direction by following the same voting instructions. If you fail to direct the trustee how to vote your shares by following these instructions, the trustee will vote your shares as described in the proxy card.

Proposals You Are Asked to Vote On and the Board's Voting Recommendations

        The following proposals are included in this Proxy Statement and are scheduled to be voted on at the meeting. 3M's Board recommends that you vote your shares as indicated below.

	Proposals:	The Board's Voting Recommendations:

1.	The election of the ten directors identified in this Proxy Statement.	"FOR" each nominee to the Board

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm for 2015.	"FOR"

3.	Advisory approval of executive compensation.	"FOR"

        Other than the proposals described in this Proxy Statement, and the one stockholder proposal not included in the Proxy Statement as described, below, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, any of the persons appointed by the Board as proxy holders — Nicholas C. Gangestad, Gregg M. Larson, and Inge G. Thulin — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

        After the deadline for a stockholder proposal to be considered for inclusion in 3M's Proxy Statement for this meeting had passed, we received a written request from Kenneth Bruce Jackson, Minster House, 9 Erica Drive, Wokingham, Berkshire, the United Kingdom, seeking, pursuant to our Bylaws, to present a proposal (the "Jackson's Proposal") from the floor at the meeting, without having it included in the Company's Proxy Statement. Jackson's Proposal requests that the Company's Board of Directors "discontinue the practice of not granting discretionary increases to pension benefits in company sponsored plans." The Company's Board does not believe that the proposal is in the best interests of the Company or its stockholders. Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, the named proxies will have discretion with respect to Jackson's Proposal and intend to exercise that discretion to vote "AGAINST" such proposal if properly presented at the meeting.

Voting Requirements to Elect Directors and Approve Each of the Proposals Described in this Proxy Statement

        Quorum — The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present for purposes of determining a quorum. As discussed below, a "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner.

        Broker Voting — Under New York Stock Exchange ("NYSE") rules, brokers have discretionary authority to vote their clients' shares in "routine" matters (such as ratification of auditors) so long as the beneficial owner of those shares did not provide voting instructions to the broker at least ten days before the stockholder meeting. Director elections, stockholder proposals, and executive compensation matters, including say-on-pay, say-on-frequency of say-on-pay, and say-on golden parachutes proposals, are not considered "routine" matters for these purposes. As a result, if you do not provide your broker with instructions as to how to vote your shares, your broker will be prohibited from voting on Proposals 1 and 3, resulting in a "broker non-vote" with respect to those proposals.

        If you are a beneficial owner (other than as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan), your broker or other nominee is permitted to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015, even if it does not receive voting instructions from you.

        Election of Directors — In accordance with 3M's Bylaws, each director is elected by the vote of the majority of votes cast (which means the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election, with "abstentions" and "broker non-votes" not counted as a vote cast either "for" or "against" that director's election) with respect to that director's election at any meeting for the election of directors at which a quorum is present. However, if the number of nominees exceeds the number of directors to be elected (a "Contested Election") as of the tenth (10th) day preceding the date the Company first mails its notice of the meeting to its stockholders, the directors shall be elected by the vote of a plurality of the votes cast (which means that the nominees who receive the most affirmative votes will be elected to serve as directors).

        For an election where the majority vote standard applies, the Nominating and Governance Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by issuing a press release and filing appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

        An incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election (as defined above) and who tenders his or her resignation pursuant to the procedures described above shall remain active and engaged in Board activities while the Nominating and Governance Committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken. However, it is expected that such incumbent director shall not participate in any proceedings by the Nominating and Governance Committee or the Board regarding whether to accept or reject such director's resignation, or whether to take other action with respect to such director.

        If the Board of Directors accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws.

        All Other Proposals — The affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve Proposals 2 and 3. In tabulating the voting result for any particular proposal, abstentions and, if applicable, "broker non-votes" are not counted as votes "FOR" or "AGAINST" the proposal. An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote "AGAINST."

Voting Methods

        If you hold shares directly as the stockholder of record, you may vote by granting a proxy or by voting in person at the Annual Meeting by requesting a ballot. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or other nominee or in person at the Annual Meeting by requesting a legal proxy from your broker or other nominee. If you own shares beneficially as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you may vote by submitting voting instructions to the trustee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Please refer to the summary instructions below and those included on your Notice of Internet Availability of Proxy Materials or proxy card or, for shares held in street name, the voting instruction card provided by your broker or other nominee.

        The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, up until 10:59 p.m., Central Daylight Time, on May 11, 2015. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan may instruct the trustee how to vote their shares via the Internet, by telephone, or by signing and returning the proxy card by 10:59 p.m., Central Daylight Time, on May 7, 2015.

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  VOTE BY INTERNET — www.proxyvote.com — If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card or the Notice of Internet Availability of Proxy Materials in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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  VOTE BY TELEPHONE — 1-800-690-6903 — If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card or the Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

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  VOTE BY MAIL — You may vote by signing and submitting your proxy card to the Company. If you provide specific voting instructions in your proxy card, your shares will be voted as you instruct. If you sign your proxy card, but do not provide voting instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided so that it is received by May 11, 2015 (or by May 7, 2015 for participants in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan), to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For shares held in street name, you may direct your broker or other nominee on how to vote your shares by following the instructions set forth in the voting instruction card that your broker or other nominee has provided.

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  VOTE IN PERSON — If you are a stockholder of record, you may grant your proxy to 3M or vote in person at the Annual Meeting by requesting a ballot at the meeting. If you are a street name holder, you may vote in person at the Annual Meeting only if you obtain a legal proxy from your broker or other nominee.

        All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

        You may change your proxy voting instructions at any time prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions), so long as the new vote is received before the deadlines described above under the heading "Voting Methods." You may also change your vote by granting a new proxy or by voting in person at the Annual Meeting.

Counting the Vote

        In the election of directors, you may vote "FOR" or "AGAINST" one or more of the nominees or you may "ABSTAIN." Abstentions will have no effect on the outcome of the election of directors. For Proposals 2 and 3, you may vote "FOR," "AGAINST," or "ABSTAIN," but please note that abstentions will have the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card but provide no voting instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan will be voted by the trustee as described in "Stockholders Entitled to Vote" beginning on page 3.

        Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspectors of election.

Confidentiality

        The Company's Board of Directors has a policy that all stockholder proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes must be independent and cannot be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to 3M management.

Results of the Vote

        We will issue a press release announcing the preliminary voting results for items of business properly presented at the meeting and will disclose the preliminary results for those items (or final results if available) in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days of the Annual Meeting date. The press release with voting results will also be available on our Web site at www.3M.com/profile/pressbox/index.jhtml.

Delivery of Documents to Stockholders Sharing an Address

        Securities and Exchange Commission rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family (a practice called "householding"). We believe that householding benefits both you and the Company by eliminating duplicate mailings to stockholders living at the same address and by reducing our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by calling 1-800-579-1639, by going to www.proxyvote.com, by e-mailing sendmaterial@proxyvote.com, or by writing to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Alternatively, if your household received multiple sets of proxy materials this year, and members of your household who are entitled to receive proxy materials would all prefer to receive only a single set of proxy materials, you may submit such a request as specified in the preceding sentence.

        If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or other nominee directly to discontinue duplicate mailings to your household.

List of Stockholders

        A list of the stockholders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting for any purpose germane to the meeting. The list also will be available for ten days prior to the meeting between the hours of 7:45 a.m. and 4:30 p.m., Central Daylight Time, at our offices at 3M Austin Center, 6801 River Place Blvd., Austin, Texas 78726, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

        3M will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for these solicitation activities. We have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $20,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

        Our transfer agent is Wells Fargo Bank, N.A. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Wells Fargo Bank, N.A. at 1-800-401-1952 (U.S.), 651-450- 4064 (outside the U.S.), www.shareowneronline.com, or in writing, P.O. Box 64854, St. Paul, MN 55164-0854.

GOVERNANCE OF THE COMPANY

Corporate Governance Overview

        The Company believes that good corporate governance practices serve the long-term interests of stockholders, strengthen the Board and management, and further enhance the public trust 3M has earned from more than a century of operating with uncompromising integrity and doing business the right way. The following sections provide an overview of 3M's corporate governance practices, including the Corporate Governance Guidelines, the Board's leadership structure and the responsibilities of the independent Lead Director, communication with directors, director independence, the director nomination process, the Board's role in risk oversight, the Codes of Conduct for directors and employees, public policy engagement, and the Company's commitment to the environment and sustainability.

        The following table provides an overview of our corporate governance practices:

Corporate Governance Highlights

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Board size - ten directors

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Nine of ten directors are independent

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Annual election of all directors

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Majority voting for directors in uncontested elections

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Independent Lead Director with robust authority

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Combined Chairman and CEO positions

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Independent directors regularly meet in Board and committee executive sessions without management

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Annual Board and committee self-evaluations, including regular review of board and committee composition

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Annual independent directors' evaluation of Chairman and CEO

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Broad risk oversight by the Board and its committees, with committee-level risk analyses reported to the full Board and senior-level internal auditor and Chief Compliance Officer appointed by, and reporting directly to, the Audit Committee

•

Standing Board committees comprised entirely of independent directors, with independent committee chairs empowered to establish committee agendas

•

Independent directors have complete access to management and employees

•

Average independent director tenure - 7.8 years, with 1 new independent director appointed since the 2014 Annual Meeting and 3 new independent directors appointed within the past 3 years

•

Independent director Tenure in Years

•

Code of Business Conduct and Ethics for directors

•

Code of Conduct for all employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer

•

Disclosure committee for financial reporting

•

Stockholder ability to call a special meeting (25 percent threshold)

•

No supermajority voting provisions in bylaws or certificate of incorporation

•

No stockholders' rights plan (also known as a "poison pill")

•

Established protocol for stockholders to communicate with the independent Lead Director, the chairs of the Audit, Compensation, Finance, and Nominating and Governance Committees of the Board, any of the other independent directors or all of the independent directors as a group or the full Board

•

Established policies and criteria for director nominations, including candidates recommended by stockholders

•

Disclosure of public policy engagement on our Investor Relations Web site, including political contributions and membership in key trade associations

•

Long-standing commitment to environmental stewardship and sustainability

•

Annual advisory approval of executive compensation with approximately 97 percent of the votes cast in favor of the company's executive compensation program in 2014

•

Executive compensation best practices

Years of Board Service	Number of Independent Directors	• Strong pay-for-performance philosophy • Incentive compensation subject to clawback policy

0-3	3	• Robust stock ownership guidelines for executive

4-7	2	officers and stock retention policy for directors

8-12	1	• Prohibition of hedging or pledging 3M stock by

13-15	3	directors and executive officers

• Annual equity grant to non-employee directors • Board orientation/education program • Nine Board meetings in 2014 (overall attendance at Board and committee meetings was 97 percent)		• No employment, severance, or change-in-control agreements with any senior executives, including the CEO

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines which provide a framework for the effective governance of the Company. The guidelines address matters such as the respective roles and responsibilities of the Board and management, the Board's leadership structure, the responsibilities of the independent Lead Director, director independence, the Board Membership Criteria, Board committees, and Board and management evaluation. The Board's Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines, the Certificate of Incorporation and Bylaws, the charters of the Board committees, the Director Independence Guidelines, and the Codes of Conduct provide the framework for the governance of the Company and are available on our Web site at www.3M.com, under Investor Relations — Corporate Governance.

Executive Sessions

        As an agenda item for every regularly scheduled Board and committee meeting, independent directors regularly meet in executive session, without the Chairman/CEO or other members of management present, to consider such matters as they deem appropriate.

Board and Committee Evaluations

        The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively and consider opportunities for continual enhancement. The Nominating and Governance Committee solicits and receives comments from all directors and shares those comments with the Board. Based on the comments and further discussion and reflection, the Board makes an assessment reviewing areas in which the Board believes improvements could be made to increase the effectiveness of the Board and its committees as well as identifying existing practices which have contributed to high effectiveness and accordingly should be continued. Self-evaluation items requiring follow-up and/or the development and execution of implementation and action plans are monitored on a going-forward basis by the full Board, as well as by individual committees and the chairs thereof, as applicable. While this formal self-evaluation is conducted on an annual basis, directors share perspectives, feedback, and suggestions year-round.

Board's Leadership Structure

        The Board's leadership structure is characterized by:

  •
  a combined Chairman of the Board and CEO;

  •
  a strong, independent, and highly experienced Lead Director with well-defined responsibilities that support the Board's oversight responsibilities;

  •
  a robust committee structure consisting entirely of independent directors with oversight of various types of risks; and

  •
  an engaged and independent Board.

        The Board of Directors believes that this leadership structure provides independent board leadership and engagement while deriving the benefits of having our CEO also serve as Chairman of the Board. As the individual with primary responsibility for managing the Company's day-to-day operations and with in-depth knowledge and understanding of the Company, our CEO is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with an independent Lead Director, this combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board's oversight responsibilities and the day-to-day management of business operations.

        The Board believes that adopting a rigid policy on whether to separate or combine the positions of Chairman of the Board and CEO would inhibit the Board's ability to provide for a leadership structure that would best serve stockholders. As a result, the Board has rejected adopting a policy permanently separating or combining the positions of Chairman and CEO in its Corporate Governance Guidelines, which are reviewed at least annually and available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Instead, the Board adopted an approach that allows it, in representing the stockholders' best interests, to decide who should serve as Chairman or CEO, or both, under present or anticipated future circumstances.

        The Board believes that combining the roles of CEO and Chairman contributes to an efficient and effective Board. The Board believes that to drive change and continuous improvement within the Company, tempered by respect for 3M's traditions and values, the CEO must have maximum authority. The CEO is primarily responsible for effectively leading significant change, improving operational efficiency, driving growth, managing the Company's day-to-day business, managing the various risks facing the Company, and reinforcing the expectation for all employees of continuing to build on 3M's century-old tradition of uncompromising integrity and doing business the right way.

        The Board believes that the Company's corporate governance measures ensure that strong, independent directors continue to effectively oversee the Company's management and key issues related to executive compensation, CEO evaluation and succession planning, strategy, risk, and integrity. The Corporate Governance Guidelines provide, in part, that:

  •
  independent directors comprise a substantial majority of the Board;

  •
  directors are elected annually by a majority vote in uncontested director elections;

  •
  only independent directors serve on the Audit, Compensation, Finance, and Nominating and Governance Committees;

  •
  the committee chairs establish their respective agendas;

  •
  the Board and committees may retain their own advisors;

  •
  the independent directors have complete access to management and employees;

  •
  the independent directors meet in executive session without the CEO or other employees during each regular Board meeting; and

  •
  the Board and each committee regularly conduct a self-evaluation to determine whether it and its committees function effectively.

        The Board has also designated one of its members to serve as Lead Director, with responsibilities (described in the next section) that are similar to those typically performed by an independent chairman.

Independent Lead Director

        The Board has designated one of its members to serve as a Lead Director, with responsibilities that are similar to those typically performed by an independent chairman ("Lead Director"). Michael L. Eskew was appointed Lead Director by the independent directors effective November 12, 2012, succeeding Dr. Vance Coffman who had served as Lead Director since 2006. Michael Eskew is a highly experienced director, currently serving on the boards of The Allstate Corporation, International Business Machines Corporation, and Eli Lilly and Company, and was the former Chairman and CEO of United Parcel Service, Inc. His responsibilities include, but are not limited to, the following:

  •
  Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

  •
  Acts as a key liaison between the Chairman/CEO and the independent directors;

  •
  Approves the meeting agendas for the Board, and approves the meeting schedules to assure that there is sufficient time for discussion of all agenda items;

  •
  Has the authority to approve the materials to be delivered to the directors in advance of each Board meeting and provides feedback regarding the quality, quantity, and timeliness of those materials (this duty not only gives the Lead Director approval authority with respect to materials to be delivered to the directors in advance of each Board meeting but also provides a feedback mechanism so that the materials may be improved for future meetings);

  •
  Has the authority to call meetings of the independent directors;

  •
  Communicates Board member feedback to the Chairman/CEO (except that the chair of the Compensation Committee leads the discussion of the Chairman/CEO's performance and communicates the Board's evaluation of that performance to the Chairman/CEO);

  •
  If requested by major stockholders, ensures that he is available, when appropriate, for consultation and direct communication; and

  •
  Performs such other duties as requested by the independent directors.

Communication with Directors

        The Board of Directors has adopted the following process for stockholders and other interested parties to send communications to members of the Board. Stockholders and other interested parties may communicate with the Lead Director, the chairs of the Audit, Compensation, Finance, and Nominating and Governance Committees of the Board, or with any of our other independent directors, or all of them as a group, by sending a letter to the following address: Corporate Secretary, 3M Company, 3M Center, Building 220-14W-06, St. Paul, MN 55144-1000.

Director Independence

        The Board has adopted a formal set of Director Independence Guidelines with respect to the determination of director independence, which either conform to or are more exacting than the independence requirements of the NYSE listing standards, and the full text of which is available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. In accordance with these Guidelines, a director or nominee for director must be determined to have no material relationship with the Company other than as a director. The Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Guidelines also prohibit Audit and Compensation Committee members from having any direct or indirect financial relationship with the Company, and restrict both commercial and not-for-profit relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

        In accordance with these Guidelines, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates in each of the most recent three completed fiscal years. The Board also considered whether there were any transactions or relationships between the Company and a director or any member of a director's immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). The Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been officers. In particular, the Board considered the annual amount of sales to 3M for each of the most recent three completed fiscal years by the company where director Muhtar Kent serves and the company where director Thomas "Tony" K. Brown served as an executive officer, as well as purchases by those companies from 3M. The Board determined that the amount of sales and purchases in each fiscal year was below one percent of the annual revenues of each of those companies, the threshold set forth in the Director Independence Guidelines. The Board also considered charitable contributions to not-for-profit organizations with which our directors or immediate family members are affiliated, none of which approached the threshold set forth in our Director Independence Guidelines.

        As a result of this review, the Board affirmatively determined that the following directors are independent under these Guidelines: Linda G. Alvarado, Sondra L. Barbour, Thomas "Tony" K. Brown, Vance D. Coffman, Michael L. Eskew, Herbert L. Henkel, Muhtar Kent, Edward M. Liddy, and Robert J. Ulrich. The Board has also determined that members of the Audit Committee and Compensation Committee received no compensation from the Company other than for service as a director. Inge G. Thulin, Chairman of the Board, President and Chief Executive Officer, is considered to not be independent because of his employment by the Company.

Director Nomination Process

Role of the Nominating and Governance Committee

        The Nominating and Governance Committee identifies individuals who the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of stockholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of stockholders, the Committee seeks to identify individuals who the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and may recommend one or more of such individuals for appointment to the Board. The Nominating and Governance Committee also focuses on overall Board-level succession planning at the director level.

Nominees Proposed by Stockholders for Consideration by the Committee

        The Committee has a policy to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors. Stockholders proposing individuals for consideration by the Committee must include at least the following information about the proposed nominee: the proposed nominee's name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Stockholders should send the required information about the proposed nominee to:

  Corporate Secretary
  3M Company
  3M Center
  Building 220-14W-06
  St. Paul, MN 55144-1000.

        In order for an individual proposed by a stockholder to be considered by the Committee for recommendation as a Board nominee for the 2016 Annual Meeting, the Corporate Secretary must receive the proposal by November 26, 2015. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company). The Corporate Secretary will send properly submitted stockholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means.

Stockholder Nominations

        In addition, 3M's Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company's Bylaws. With respect to nominations to be acted upon at our 2016 Annual Meeting, our Bylaws would require, among other things, that the Corporate Secretary receive written notice from the record stockholder no earlier than January 13, 2016, and no later than February 12, 2016. The notice must contain the information required by the Bylaws, a copy of which is available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Nominations received after February 12, 2016, will not be acted upon at the 2016 Annual Meeting.

Board Membership Criteria

        3M's Corporate Governance Guidelines contain Board Membership Criteria which include a list of skills and characteristics expected to be represented on 3M's Board. The Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board, itself, will be a high performance organization creating competitive advantage for the Company. To perform as such, the Board will be composed of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders. The Committee's and the Board's assessment of Board candidates includes, but is not limited to, consideration of:

  •
  Roles in and contributions valuable to the business community;

  •
  Personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards;

  •
  Relevant knowledge and diversity of background and experience in business, manufacturing, technology, finance and accounting, marketing, international business, government, and other areas; and

  •
  Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.

        In addition to these minimum requirements, the Committee will also evaluate whether the nominee's skills are complementary to the existing Board members' skills, the Board's needs for particular expertise in business, manufacturing, technology, finance and accounting, marketing, international business, government, or other areas, and will assess the nominee's impact on Board dynamics and effectiveness.

Diversity

        The Board of Directors values diversity as a factor in selecting nominees to serve on the Board because its experience is that diversity provides significant benefit to the Board and the Company. Although there is no specific policy on diversity, the Committee considers the Board Membership Criteria in selecting nominees for directors, including diversity of background and experience. Such considerations may include gender, race, national origin, functional background, executive or professional experience, and international experience.

Identification, Evaluation, and Selection of Nominees

        The Committee periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee considers qualified nominees from several sources, including current Board members and nominees recommended by stockholders and other persons.

        The Committee may from time to time retain a director search firm to help the Committee identify qualified director nominees for consideration by the Committee. The Committee retained Spencer Stuart in 2014 to help identify future Board candidates.

        The Committee evaluates qualified director nominees at regular or special Committee meetings against the Board Membership Criteria described above then in effect and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates that meet the Board Membership Criteria and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for election to the Board.

Board's Role in Risk Oversight

        The Board has delegated to the Audit Committee through its charter the primary responsibility for the oversight of risks facing the Company. The Audit Committee's charter provides that the Audit Committee shall "discuss policies and procedures with respect to risk assessment and risk management, the Company's major risk exposures and the steps management has taken to monitor and mitigate such exposures."

        The Vice President and General Auditor, Corporate Auditing (the "Auditor"), whose appointment and performance is reviewed and evaluated by the Audit Committee and who has direct reporting obligations to the Committee, is responsible for leading the formal risk assessment and management process within the Company. The Auditor, through consultation with the Company's senior management, periodically assesses the major risks facing the Company and works with those executives responsible for managing each specific risk. The Auditor periodically reviews with the Audit Committee the major risks facing the Company and the steps management has taken to monitor and mitigate those risks. The Auditor's risk management report, which is provided in advance of the meeting, is reviewed with the entire Board by either the chair of the Audit Committee or the Auditor. The executive responsible for managing a particular risk may also report to the full Board on how the risk is being managed and mitigated.

        While the Board's oversight of risk primarily is performed by the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees risks associated with the Company's compensation practices, including by performing an annual review of the Company's risk assessment of its compensation policies and practices for its employees. The Finance Committee oversees risks associated with the Company's capital structure, credit ratings and cost of capital, long-term benefit obligations, and use of or investment in financial products, such as derivatives to manage risk related to foreign currencies, commodities, and interest rates. The Nominating and Governance Committee oversees risks associated with the Company's overall governance and its succession planning process to ensure that the Company has a slate of future, qualified candidates for key management positions.

        The Board believes that its oversight of risks, primarily through delegation to the Audit Committee, but also through delegation to other committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a diversified technology and manufacturing company like 3M. The chair of each committee that oversees risk provides a summary of the matters discussed with the committee to the full Board following each committee meeting. The minutes of each committee meeting are also provided to all Board members. The Board also believes its oversight of risk is enhanced by its current leadership structure (discussed above) because the CEO, who is ultimately responsible for the Company's management of risk, also chairs regular Board meetings. Given his in-depth knowledge and understanding of the Company, the CEO is best able to bring key business issues and risks to the Board's attention.

3M's Codes of Conduct

        More than a century of operating with uncompromising integrity has earned 3M trust from our customers, credibility with our communities, and dedication from our employees. All of our employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by 3M's Code of Conduct to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a company-wide focus on uncompromising integrity in every aspect of our operations. Our Code of Conduct covers many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees or others of concerns regarding questionable accounting or auditing matters. Information on how to submit any such communications can be found on 3M's Web site at https://secure.ethicspoint.com/domain/media/en/gui/8897/index.html.

        The Board also has adopted a Code of Business Conduct and Ethics for directors of the Company. This Code incorporates long-standing principles of conduct the Company and the Board follow to ensure the Company's business and the activities of the Board are conducted with integrity and adherence to the highest ethical standards, and in compliance with the law.

        The Company's Code of Conduct for employees and the Code of Business Conduct and Ethics for Directors are available on our Web site at www.3M.com under Investor Relations — Corporate Governance.

Hedging and Pledging Policies

        The Company's stock trading policies prohibit directors and the Company's executive officers from (i) purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company's common stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds; (ii) engaging in short sales related to the Company's common stock; (iii) placing standing orders; (iv) maintaining margin accounts; and (v) pledging 3M securities as collateral for a loan. All transactions in 3M securities by directors and executive officers must be pre-cleared with the Deputy General Counsel.

Public Policy Engagement

        The Company believes that transparency with respect to the consideration, processes, and oversight of our engagement with lawmakers is important to our stockholders, and continuously makes efforts to give our stockholders useful information about our public policy engagement. Since 2007 (and updated several times since then), the Company has voluntarily published a detailed explanation of the Company's political activities which is available on our Web site at www.3M.com under Investor Relations — Corporate Governance — "Political Activities and Issue Advocacy." There, the Company sets out in detail its positions on important public policy issues, the factors we consider when making political contributions, and the processes we use for legal, financial, executive, and Board oversight of our political activities and contributions. We also provide links to the reports the 3M Political Action Committee files monthly with the Federal Election Commission and the Company's quarterly Lobbying Disclosure reports, as well as a detailed list of our contributions to state candidates and political parties, and contributions to "527" political organizations. The Company also discloses on its Web site the trade associations the Company joined where $25,000 or more of the dues are allocated for lobbying purposes by the trade association. The Company believes that these disclosures on our Web site, which exceed the disclosures required by law, offer transparency respecting the Company's public policy engagement and political activities.

Commitment to the Environment and Sustainability

        At 3M, we are working hard to help create a better world for people everywhere. We apply our ingenuity, our expertise, and our technology to solve problems innovatively, and with a focus on solutions for the longer term. Sustainability is fundamental to our business philosophy — from product development and manufacturing to how customers use our products.

        For more than 40 years, 3M has been a leader among global corporations in sustainability actions and measures, beginning with the creation of its groundbreaking Pollution Prevention Pays (3P) Program in 1975 to a broad portfolio of sustainable products today. As a global corporation, we believe that we have a significant responsibility to society in general, and especially to the communities in which we live and work. Fulfilling our responsibility is important both from an environmental stewardship perspective and as a key competitive strategy. Our corporate vision states: "3M technology advancing every company... 3M products enhancing every home... and 3M innovation improving every life." It is that vision — that focuses on our customers' needs and well-being — that guides our sustainability strategies and goals, and the respect we demonstrate for our social and physical environments.

        We have created hundreds of sustainable solutions and product platforms to help our customers manage their environmental footprint — from paint systems that reduce the need for cleaning solvents and window films that ease energy consumption to a greener tape that is made with plant-based adhesive and film.

        In January 2013, our CEO formed the Sustainability Center of Excellence by appointing two Vice Presidents to the Center. One of the Vice Presidents focuses on developing and commercializing products which help our customers solve their sustainability challenges and the other focuses on ensuring sustainability within 3M operations and supply chain. Both Vice Presidents report to the Executive Vice President of 3M Supply Chain, who reports to the CEO. The formation of the Sustainability Center of Excellence demonstrates the Company's commitment to integrate innovation and sustainability into our products and operations for the benefit of our customers and our communities. The primary role of the Center is to develop strategy, set significant goals to track progress, and drive sustainable actions throughout 3M. Sustainability will continue to be a vital focus as we work to truly advance every company, enhance every home, and improve every life.

        As part of our sustainability efforts, we have joined the United Nations Global Compact on Human Rights — a policy initiative for businesses to demonstrate their commitment to ten principles in the areas of human rights, labor, environment, and anti-corruption. We will report annually on these corporate responsibility efforts in our Sustainability Report.

        To learn more about our sustainability efforts, please view our Sustainability Report which is available on our Web site at www.3M.com under Investor Relations — Corporate Governance — "Social Responsibility."

Related Person Transaction Policy and Procedures

        The Board of Directors has adopted a written Related Person Transaction Policy and Procedures which is administered by the Nominating and Governance Committee. This Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person (as that term is defined in the Policy) has a direct or indirect material interest and which is required to be disclosed under Item 404(a) of Regulation S-K. Transactions that fall within this definition are referred to the Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee decides whether or not to approve a transaction and approves only those transactions that are in the best interests of the Company. In the course of its review and approval or ratification of a transaction, the Committee considers:

  •
  the nature of the Related Person's interest in the transaction;

  •
  the material terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

  •
  the significance of the transaction to the Related Person;

  •
  the significance of the transaction to the Company;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

  •
  any other matters the Committee deems appropriate.

        Any Committee member who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification, except that such a director may be counted in determining the presence of a quorum at a meeting at which the Committee considers the transaction.

Policy on Adoption of a Rights Plan

        In 2002 and 2003, a 3M stockholder submitted a shareholder proposal to 3M regarding the approval process for adopting a stockholders' rights plan (also known as a "poison pill"). 3M does not have a rights plan and is not currently considering adopting one. The Board continues to believe, however, that there may be circumstances under which adoption of a rights plan would give the Board the negotiating power and leverage necessary to obtain the best result for 3M stockholders in the context of a takeover effort.

        Following consideration of the favorable vote the stockholder proposal received and in light of this belief, the Board adopted and has reaffirmed a statement of policy on this topic. The Board's policy is that it will only adopt a rights plan if either (1) stockholders have approved adoption of the rights plan or (2) the Board (including a majority of the independent members of the Board), in its exercise of its fiduciary responsibilities, makes a determination that, under the circumstances existing at the time, it is in the best interests of 3M's stockholders to adopt a rights plan without the delay in adoption resulting from seeking stockholder approval.

        The Board has directed the Nominating and Governance Committee to review this policy statement on an annual basis and to report to the Board on any recommendations it may have concerning the policy. The terms of the policy, as in effect, are included in 3M's published Corporate Governance Guidelines and its Proxy Statement.

BOARD AND COMMITTEE INFORMATION

        The Board currently has ten directors and the following four committees: Audit, Compensation, Finance, and Nominating and Governance. On August 11, 2014, the Board of Directors elected Sondra L. Barbour as a director and appointed her as a member of the Audit and Finance Committees effective August 11, 2014. The membership during 2014 and the function of each committee are described below.

        During 2014, the Board of Directors held six regularly scheduled meetings and three telephonic meetings. Overall attendance at Board and committee meetings was 97 percent.

        The Company has a long-standing policy that directors are expected to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending. All directors attended last year's Annual Meeting of Stockholders, except W. James Farrell, Robert Morrison, and Aulana Peters who did not stand for reelection.

        The Board and each committee conducted an evaluation of its performance in 2014.

Name of Non-Employee Director	Audit	Compensation	Finance	Nominating and Governance

Linda G. Alvarado	X			X

Sondra L. Barbour	X		X

Thomas "Tony" K. Brown	X		X

Vance D. Coffman		X	X *

Michael L. Eskew		X *		X

Herbert L. Henkel	X *		X

Muhtar Kent	X		X

Edward M. Liddy		X		X *

Robert J. Ulrich		X		X

X = Committee Member; * = Chair

Audit Committee

        In 2014, the Audit Committee met eight times. The Committee assists the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent registered public accounting firm (the "Independent Accounting Firm"), the performance of the Company's internal auditing department, and furnishes a report for inclusion in the Company's Proxy Statement. In addition, the Committee:

  •
  Reviews the Company's annual audited and quarterly consolidated financial statements and internal controls over financial reporting;

  •
  Reviews the Company's financial reporting process and internal controls over financial reporting, including any major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

  •
  Reviews and discusses with management and the Independent Accounting Firm the Company's report on internal controls over financial reporting and the Independent Accounting Firm's audit of internal controls over financial reporting;

  •
  By delegation to the chair, reviews earnings press releases prior to issuance;

  •
  Appoints, oversees, and approves compensation of the Independent Accounting Firm;

  •
  Reviews with the Independent Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permissible non-audit services provided by the Independent Accounting Firm;

  •
  Reviews findings and recommendations of the Independent Accounting Firm and management's response to the recommendations of the Independent Accounting Firm;

  •
  Discusses policies with respect to risk assessment and risk management, the Company's major risk exposures, and the steps management has taken to monitor and mitigate such exposures;

  •
  Periodically obtains reports from the Company's senior internal auditing executive, who has direct reporting obligations to the Committee, on the annual audit plan, scope of work, and the results of internal audits and management's response thereto;

  •
  Periodically obtains reports from the Company's Chief Compliance Officer, who has direct reporting obligations to the Committee, on compliance with the Company's Code of Conduct, and at least annually, on the implementation and effectiveness of the Company's compliance and ethics program;

  •
  Reviews with the Company's General Counsel legal matters that may have a material impact on the consolidated financial statements and any material reports or inquiries received from regulators or government agencies regarding compliance; and

  •
  Establishes procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters and periodically review with the Chief Compliance Officer and the Company's senior internal auditing executive these procedures and any significant complaints received.

        The Board of Directors has determined that all of the Audit Committee members are "independent" and "financially literate" under the NYSE listing standards and that members of the Audit Committee received no compensation from the Company other than for service as a director. The Board has also determined that the following Audit Committee members — Herbert L. Henkel (chair), Linda G. Alvarado, Sondra L. Barbour, and Muhtar Kent — have "accounting or related financial management expertise" under the NYSE listing standards and are "audit committee financial experts" as that term is defined by applicable Securities and Exchange Commission regulations. The Audit Committee has adopted, and annually reviews, its charter setting forth its roles and responsibilities. The charter of the Audit Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Accounting Firm

        The Audit Committee is responsible for appointing and overseeing the work of the Independent Accounting Firm. The Audit Committee has established the following procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Accounting Firm.

        Before engagement of the Independent Accounting Firm for the next year's audit, the Independent Accounting Firm will submit to the Audit Committee for approval a detailed description of services it expects to render to the Company during that year for each of the following categories of services:

  •
  Audit services include audit work performed in the preparation of consolidated financial statements, as well as work that generally only the Independent Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, attest services, and consultation regarding financial accounting and/or reporting standards.

  •
  Audit-related services are for assurance and related services that are traditionally performed by the Independent Accounting Firm, including due diligence related to mergers and acquisitions or dispositions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

  •
  Tax services include all services performed by the Independent Accounting Firm's tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

  •
  Other services are those services not captured in the other categories.

        Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Accounting Firm to report actual fees in comparison to the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Accounting Firm.

        The Audit Committee has delegated pre-approval authority to the chair of the Committee. The chair must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees of the Independent Accounting Firm

        The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP ("PwC") for the audit of the Company's consolidated financial statements for the years ended December 31, 2013 and 2014, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

        Audit and Non-Audit Fees ($ in millions)

	2013	2014
Audit Fees:	$14.9	$15.9
Audit-Related Fees:	2.1	3.3
Tax Fees:	0.5	0.5
All Other Fees:	0.1	0.1

Total	$17.6	$19.8

        In the above table, in accordance with SEC rules, "Audit" fees consisted of audit work and review services, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, and assistance with and review of documents filed with the Securities and Exchange Commission. "Audit related" fees consisted principally of employee benefit plan audits, internal control and system audit procedures, agreed-upon procedures, financial due diligence, acquisition or divestiture accounting, and other attest services. "Tax" fees consisted principally of tax compliance services in foreign jurisdictions. "All other" fees consisted of licenses for accounting software and other permissible services.

Audit Committee Restrictions on Hiring Employees of the Independent Accounting Firm

        The Audit Committee has adopted restrictions on the hiring by the Company of any PwC partner, director, manager, staff, reviewing actuary, reviewing tax professional, and any other persons having responsibility for providing audit assurance on any aspect of PwC's certification of the Company's financial statements. Audit assurance includes all work that results in the expression of an opinion on financial statements, including audits of statutory accounts.

 AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The management of the Company is responsible for (i) the preparation of complete and accurate annual and quarterly consolidated financial statements ("financial statements") in accordance with generally accepted accounting principles in the United States, (ii) maintaining appropriate accounting and financial reporting principles and policies and internal controls designed to assure compliance with accounting standards and laws and regulations, and (iii) an assessment of the effectiveness of internal control over financial reporting. The Independent Accounting Firm is responsible for planning and conducting in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB") an audit of the Company's annual consolidated financial statements and a review of the Company's quarterly financial statements and expressing opinions on the Company's financial statements and internal control over financial reporting based on the integrated audits.

        In this context, the Audit Committee has met and held discussions with management and the Independent Accounting Firm regarding the fair and complete presentation of the Company's results and the assessment of the Company's internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Independent Accounting Firm. The Audit Committee has discussed with the Independent Accounting Firm matters required to be discussed pursuant to the PCAOB's Auditing Standards on Communications with Audit Committees, as currently in effect.

        In addition, the Audit Committee has reviewed and discussed with the Independent Accounting Firm the auditor's independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the Independent Accounting Firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed the Independent Accounting Firm's independence from the Company.

        The Audit Committee also has considered whether the Independent Accounting Firm's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit Committee has concluded that the Independent Accounting Firm is independent from the Company and its management.

        The Audit Committee has discussed with the Company's Internal Audit Department and Independent Accounting Firm the overall scope of and plans for their respective audits. The Audit Committee meets with the Internal Auditor, Chief Compliance Officer, the General Counsel, and representatives of the Independent Accounting Firm in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting and compliance programs.

        In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Submitted by the Audit Committee

Herbert L. Henkel, Chair
Linda G. Alvarado
Sondra L. Barbour
Thomas "Tony" K. Brown
Muhtar Kent

Compensation Committee

        In 2014, the Compensation Committee met five times. The Committee reviews the Company's compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, reviews and discusses with management of the Company the Compensation Discussion and Analysis prepared in accordance with the Securities and Exchange Commission's disclosure rules for executive compensation, and furnishes a report for inclusion in the Company's Proxy Statement. In addition, the Committee:

  •
  Reviews disclosures in the Company's Proxy Statement regarding advisory votes on executive compensation and the frequency of such votes;

  •
  Approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for employees of the Company;

  •
  Approves, subject to ratification by the independent directors of the Board, employment agreements and severance arrangements for the CEO, as appropriate;

  •
  Approves employment agreements and severance arrangements for the senior executives of the Company (other than the CEO), as appropriate;

  •
  Interprets and supervises the administration of the Company's stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs;

  •
  Approves the adoption and amendment of Company guidelines covering ownership of Company common stock by executives, and annually reviews compliance with these guidelines;

  •
  Reviews and makes recommendations to the Board of Directors concerning the design of the pension and other postretirement benefit plans that have a material financial impact upon the Company;

  •
  Annually reviews a risk assessment of the Company's compensation policies and practices for its employees; and

  •
  Periodically reviews human resource issues relating to the Company's policies and practices with respect to workforce diversity and equal employment opportunities.

        The Board of Directors has determined that all Compensation Committee members are "independent" under the NYSE listing standards, including the listing standards applicable to compensation committee members. The Board has also determined that each Compensation Committee member qualifies as a "Non-Employee Director" under Rule 16b-3 of the Securities Exchange Act of 1934 and that each member qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code. The charter of the Compensation Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters. In compliance with the NYSE listing standards, the charter provides that the Compensation Committee has the authority to retain compensation consultants, counsel or other advisors as it deems appropriate, including the authority to approve such advisors' fees and retention terms. As discussed below under the heading "Compensation Discussion and Analysis," the Compensation Committee directly engaged and retained a compensation consultant in 2014 and determined, in accordance with the listing standards of the NYSE, that the consultant was independent of management under the NYSE's independence criteria.

Finance Committee

        In 2014, the Finance Committee met five times. The Committee assists the Board with its oversight of the Company's financial structure, including its overall capital structure, sources and uses of funds and related cash and financing plans, the Company's financial condition and capital strategy, and financial risk management. In addition, the Committee:

  •
  Reviews and recommends for approval by the Board the dividend policy and the declaration of dividends or other forms of distributions on the Company's stock, such as stock splits in the form of a stock dividend;

  •
  Reviews and recommends for approval by the Board the authorization for repurchase of the Company's stock and periodically reviews repurchase activities;

  •
  Reviews and recommends for approval by the Board the Company's authorization limit for cumulative short- and long-term borrowings;

  •
  Reviews and recommends for approval by the Board the registration and issuance of the Company's debt or equity securities, except in the case of the issuance of debt or equity securities in connection with a merger or acquisition transaction which is presented to the Board;

  •
  Periodically reviews the Company's capital allocation and capital structure strategies and related metrics from a credit rating agency and investor perspective;

  •
  Reviews and recommends for approval by the Board an annual capital expenditure budget and revisions to that budget;

  •
  Reviews and recommends for approval by the Board capital expenditures in excess of $75,000,000;

  •
  Periodically reviews the Company's global treasury and tax planning activities;

  •
  Reviews and evaluates risks associated with the Company's policies and activities related to cash investments, counterparty risks, and use of derivatives as part of hedging programs to manage risk related to foreign currencies, commodity prices, and interest rates;

  •
  Periodically reviews and approves the Company's decision to enter into derivative swaps, including swaps exempt from an otherwise applicable clearing or trading mandate, and other governance matters related to derivatives trading;

  •
  Periodically reviews the Company's insurance coverage;

  •
  Periodically reviews the funding, asset performance and strategies for the Company's pension and other postretirement benefit plans; and

  •
  Periodically reviews the Company's funding and liquidity strategies for achievement of financing objectives.

        The Board of Directors has determined that all Finance Committee members are "independent" under the NYSE listing standards. The charter of the Finance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Nominating and Governance Committee

        In 2014, the Nominating and Governance Committee met six times. The Committee establishes the Board Membership Criteria, assists the Board by identifying individuals qualified to become Board members, recommends to the Board matters of corporate governance, facilitates the annual review of the performance of the Board and its committees, and periodically reviews CEO and management succession plans. In 2014, the Committee recommended, and the Board approved, the addition of one new director, Sondra L. Barbour.

        In addition, the Committee:

  •
  Selects and recommends director candidates to the Board of Directors, in light of the Board Membership Criteria adopted by the Board, either to be submitted for election at the Annual Meeting or to fill any vacancies on the Board, including consideration of any stockholder nominees for director (submitted in accordance with the Company's Bylaws);

  •
  Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its committees, the board membership criteria, frequency of meetings, and recommends to the Board changes in compensation for nonemployee directors;

  •
  Reviews the Company's Corporate Governance Guidelines at least annually, and recommends any proposed changes to the Board for approval;

  •
  Develops and recommends to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;

  •
  Reviews and approves or ratifies any transaction between the Company and any related person, which is required to be disclosed under the rules of the Securities and Exchange Commission;

  •
  Develops and recommends to the Board for its approval an annual self-assessment process of the Board and its committees and oversees the process;

  •
  Reviews periodically with the Chairman/CEO succession plans relating to positions held by elected corporate officers, and makes recommendations to the Board with respect to the selection of individuals to occupy these positions;

  •
  Periodically reviews the corporate contribution program (3Mgives) and the contribution activities of the 3M Foundation, which is funded by the Company; and

  •
  Periodically reviews the Company's positions and engagement on important public policy issues affecting its business, including the political contributions of 3M and its Political Action Committee.

        The Board of Directors has determined that all Nominating and Governance Committee members are "independent" under the NYSE listing standards. The charter of the Nominating and Governance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        The Nominating and Governance Committee periodically receives reports on the status of Board compensation in relation to other large U.S. companies and is responsible for recommending to the Board changes in compensation for nonemployee directors. In developing its recommendations, the Committee is guided by the following goals:

  •
  Compensation should fairly pay directors for work required in a company of 3M's size and scope;

  •
  A significant portion of the total compensation should be paid in common stock to align directors' interests with the long-term interests of stockholders; and

  •
  The structure of the compensation should be simple and transparent.

        Periodically, at the request of the Committee, Frederic W. Cook & Co., Inc. conducts a survey of director compensation at other large U.S. companies and provides expert advisory support to the Committee on the compensation of nonemployee directors. Neither the Company nor the Nominating and Governance Committee has any arrangement with any other compensation consultant who has a role in determining or recommending the amount or form of director compensation. Nonemployee directors' compensation includes the following compensation elements:

        Annual Compensation — In May 2014, the Nominating and Governance Committee considered a board compensation study prepared by Frederic W. Cook & Co., Inc. As a result of that study, the Committee recommended and the Board approved an increase of $10,000 in the annual compensation for nonemployee directors from $260,000 to $270,000, effective January 1, 2014. All of the $10,000 increase was allocated to an increase in the annual stock retainer (from $140,000 to $150,000). The annual cash retainer of $120,000 remains unchanged. Approximately 44 percent of the annual compensation (or $120,000) is payable in cash in four quarterly installments and approximately 56 percent of the annual compensation (or $150,000) is payable in common stock after the Annual Meeting. In addition, the chairs of the Finance and Nominating and Governance Committees each receive an additional annual fee of $15,000, the chair of the Compensation Committee receives an additional annual fee of $20,000, and the Lead Director receives an additional annual fee of $30,000. The additional annual fee payable to the chair of the Audit Committee was increased from $20,000 to $25,000, effective January 1, 2014. There are no meeting fees. In lieu of the cash fees, a director may elect to receive common stock of the Company. Nonemployee directors may also voluntarily defer all or part of their annual cash fees or stock awards until they cease to be members of the Board.

          Deferred Stock — For directors who have elected to defer their annual stock awards or annual cash fees into a common stock equivalents account ("Deferred Stock"), the Company credits their accounts with a number of 3M common stock equivalents (including fractional share equivalents) equal to the number of actual shares of 3M common stock which could have been purchased with such deferred amounts on the first day of the calendar quarter, using the closing price of 3M common stock on the NYSE on the last business day immediately preceding such date. In addition, on each payment date for dividends on 3M common stock, the Company credits to the directors' accounts a number of 3M common stock equivalents having a value equal to the dividend, determined by using the closing price of 3M common stock on the NYSE on the sixth business day preceding the dividend record date. The Deferred Stock is fully vested upon grant but does not have voting rights. Appropriate adjustments to the amount of Deferred Stock shall be made to the accounts for stock splits, stock dividends, merger, consolidation, payment of dividends other than in cash, and similar circumstances affecting 3M common stock. The Deferred Stock will be distributed in 3M common stock to nonemployee directors beginning on January 1 of the year following the year in which they leave the Board, either in a lump sum or in up to ten annual installments pursuant to their deferral elections.

        All Other Compensation — The column below showing "All Other Compensation" includes matching gifts. The nonemployee directors are eligible to participate in the Company's matching gift program on the same terms as 3M employees. Under this program, the 3M Foundation will match up to a total of $5,000 a year in contributions by the director to eligible institutions of higher education.

2014 Director Compensation Table

        The total 2014 compensation of our nonemployee directors is shown in the following table:

Nonemployee Directors	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Linda G. Alvarado	120,000	150,000	286	270,286

Sondra L. Barbour (elected August 11, 2014)	46,630	58,767	0	105,397

Thomas "Tony" K. Brown	120,000	150,000	74	270,074

Vance D. Coffman*	136,882	150,000	160	287,042

Michael L. Eskew*	168,215	150,000	75	318,290

W. James Farrell(4)	44,176	55,069	0	99,245

Herbert L. Henkel*	145,000	150,000	0	295,000

Muhtar Kent	120,000	150,000	5,000	275,000

Edward M. Liddy*	129,519	150,000	293	279,812

Robert S. Morrison(4)	49,698	55,069	5,000	109,767

Aulana L. Peters(4)	44,176	55,069	5,000	104,245

Robert J. Ulrich	120,000	150,000	59	270,059

*
Committee Chair

(1)
This column represents the amount of all fees earned or paid in cash for services as a director.

(2)
This column represents the grant date fair value of the stock awards made in 2014, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The Company does not grant stock options to nonemployee directors. Since all stock awards vest on the grant date, there are no unvested stock awards outstanding at year end.

(3)
This column represents participation in the Company's matching gift program with Muhtar Kent, Robert Morrison, and Aulana Peters participating at the $5,000 level. This column also includes the incremental cost of complimentary products.

(4)
W. James Farrell, Robert Morrison, and Aulana Peters served as directors through the 2014 Annual Meeting of Stockholders held on May 13, 2014, and retired as a director as of that date in accordance with the Board's retirement policy.

        Stock Ownership Guidelines — The Board requires that each director retain the stock portion (currently valued at $150,000) of the annual compensation issued on or after October 1, 2007, until the director leaves the Board. Information regarding accumulated stock and deferred stock units is set forth in the section entitled "Information on Stock Ownership of Directors and Executive Officers."

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF THE TEN DIRECTORS IDENTIFIED IN THIS PROXY STATEMENT

        At the 2015 Annual Meeting, ten directors are to be elected to hold office until the 2016 Annual Meeting of Stockholders and until their successors have been elected and qualified. All nominees are presently 3M directors who were elected by stockholders at the 2014 Annual Meeting, except for Sondra Barbour, who was elected to the Board in August 2014 and who is standing for election for the first time. The Nominating and Governance Committee, with input from the independent directors and the Chairman of the Board and CEO, identified Ms. Barbour and recommended her to the Board. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement.

        The Nominating and Governance Committee reviewed the Board Membership Criteria (described in the section of the Proxy Statement entitled "Director Nomination Process") and the specific experience, qualifications, attributes, and skills of each nominee, including membership(s) on the boards of directors of other public companies. The following pages contain biographical and other information about the nominees. Following each nominee's biographical information, we have provided information concerning the particular experience, qualifications, attributes, and skills that led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a director. In addition, the majority of our directors serve or have served on boards and board committees (including as committee chairs) of other public companies, which the Board believes provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

Nominees for Director:

Linda G. Alvarado, 63, President and Chief Executive Officer, Alvarado Construction, Inc., a Denver-based commercial general contractor, construction management and development company. In 1976, Ms. Alvarado founded Alvarado Construction, Inc. and has overseen the growth of that enterprise as a commercial general contracting and design/build development firm conducting business across the United States and internationally.

Director since: 2000

Other current directorships: Pitney Bowes, Inc.

Ms. Alvarado's leadership role and experiences in establishing and building successful businesses, including founding and serving as President and Chief Executive Officer of Alvarado Construction, Inc., President of Palo Alto, Inc., which owns and operates numerous YUM! Brands restaurants in several states, and co-owner of the Colorado Rockies Major League Baseball Club, her skills in operations, financial and audit matters, and her experiences as a director at the public companies listed above, qualify her to serve as a director of 3M. Ms. Alvarado is a member of the Audit and Nominating and Governance Committees.

Sondra L. Barbour, 52, Executive Vice President, Information Systems and Global Solutions, Lockheed Martin Corporation, a high technology aerospace and defense company. Since joining Lockheed Martin in 1986, Ms. Barbour has served in various leadership capacities and has extensive technology experience, notably in the design and development of large-scale information systems. In 2013 she was appointed Executive Vice President, Information Systems & Global Solutions. From 2008 to 2013 she served as Senior Vice President, Enterprise Business Services and Chief Information Officer, heading all of the corporation's internal information technology operations, including protecting the company's infrastructure and information from cyber threats. Prior to that role she served as Vice President, Corporate Shared Services from 2007 to 2008 and Vice President, Corporate Internal Audit from 2006 to 2007 providing oversight of supply chain activities, internal controls, and risk management.

Director since: 2014

Ms. Barbour's degree in Computer Science and Accounting from Temple University, her leadership roles and experiences in Information Systems and Global Solutions at Lockheed Martin, her skills in information technology operations, including cyber security expertise, financial, internal controls and audit matters, and her experiences as a senior executive at Lockheed Martin, qualify her to serve as a director of 3M. Ms. Barbour is a member of the Audit and Finance Committees.

Thomas "Tony" K. Brown, 59, Retired Group Vice President, Global Purchasing, Ford Motor Company, a global automotive industry leader. Mr. Brown served in various leadership capacities in global purchasing since joining Ford in 1999. In 2008, he became Ford's Group Vice President, Global Purchasing, with responsibility for approximately $90 billion of production and non-production procurement for Ford operations worldwide. He retired from Ford on August 1, 2013. From 1997 to 1999 he served in leadership positions at United Technologies Corporation, including its Vice President, Supply Management. From 1991 to 1997 he served as Executive Director, Purchasing and Transportation at QMS Inc. From 1976 to 1991 he served in various managerial roles at Digital Equipment Corporation.

Director since: 2013

Other current directorships: ConAgra Foods, Inc. and Tower International, Inc.

Mr. Brown's Bachelor of Business Administration from American International College in Springfield, Massachusetts, his leadership roles, and his knowledge of and extensive experiences in global purchasing, management, and supply chain at Ford Motor Company and other companies, qualify him to serve as a director of 3M. Mr. Brown is a member of the Audit and Finance Committees.

Vance D. Coffman, 70, Retired Chairman of the Board and Chief Executive Officer, Lockheed Martin Corporation, a high technology aerospace and defense company. Dr. Coffman served in various executive capacities at Lockheed Martin Corporation before becoming Chairman and Chief Executive Officer in 1998. He retired as Chief Executive Officer in 2004 and as Chairman of the Board in 2005.

Director since: 2002

Other current directorships: Amgen Inc. (lead director) and Deere & Company

Dr. Coffman's Bachelor of Science degree in Aerospace Engineering from Iowa State University, his Masters and Doctoral degrees in Aeronautics and Astronautics from Stanford University and his various leadership roles and experiences at Lockheed Martin, including serving as Chairman of the Board and Chief Executive Officer, his role in the integration of Lockheed and Martin Marietta Corporations, his understanding of the challenges of managing a complex global organization, the breadth of his experiences and skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M. Dr. Coffman is Chair of the Finance Committee and a member of the Compensation Committee.

Michael L. Eskew, 65, Retired Chairman of the Board and Chief Executive Officer, United Parcel Service, Inc., a provider of specialized transportation and logistics services. Mr. Eskew was appointed Executive Vice President in 1999 and Vice Chairman in 2000 before becoming Chairman and Chief Executive Officer of UPS in January 2002. He retired as Chairman of the Board and Chief Executive Officer at the end of 2007 but remained as a director of UPS until December 31, 2014.

Director since: 2003

Other current directorships: The Allstate Corporation, International Business Machines Corporation (presiding director), and Eli Lilly and Company

Other directorships in the past five years: United Parcel Service, Inc.

Mr. Eskew's degree in Industrial Engineering from Purdue University, his leadership roles and experiences at United Parcel Service, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in global logistics, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M. Mr. Eskew is Lead Director, Chair of the Compensation Committee, and member of the Nominating and Governance Committee.

Herbert L. Henkel, 66, Retired Chairman and Chief Executive Officer, Ingersoll-Rand plc, a manufacturer of industrial products and components. Mr. Henkel retired as Ingersoll-Rand's Chief Executive Officer, a position he held since October 1999, on February 4, 2010, and retired as Chairman of the Board on June 3, 2010. Mr. Henkel served as President and Chief Operating Officer of Ingersoll-Rand from April 1999 to October 1999. Mr. Henkel served in various leadership roles at Textron, Inc., including its President and Chief Operating Officer from 1998-1999.

Director since: 2007

Other current directorships: The Allstate Corporation and C. R. Bard, Inc.

Other directorships in the past five years: Visteon Corporation

Mr. Henkel's Bachelor's and Master's degrees in Engineering from Polytechnic University of New York and Masters of Business Administration from the Lubin School at Pace University, his leadership roles and experiences at Textron, Inc. and Ingersoll-Rand, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in engineering, manufacturing, management, sales and marketing in a variety of industries, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M. Mr. Henkel is Chair of the Audit Committee and member of the Finance Committee.

Muhtar Kent, 62, Chairman of the Board and Chief Executive Officer, The Coca-Cola Company, the world's largest beverage company. Mr. Kent has held the position of Chairman of the Board of The Coca-Cola Company since April 23, 2009, and the position of Chief Executive Officer since July 1, 2008. From December 2006 through June 2008, Mr. Kent served as President and Chief Operating Officer of The Coca-Cola Company. From January 2006 through December 2006, Mr. Kent served as President of Coca-Cola International and was elected Executive Vice President of The Coca-Cola Company in February 2006. From May 2005 through January 2006, he was President and Chief Operating Officer of The Coca-Cola Company's North Asia, Eurasia and Middle East Group, an organization serving a broad and diverse region that included China, Japan, and Russia. Mr. Kent is a board member of The Consumer Goods Forum, a fellow of the Foreign Policy Association, a member of the Business Roundtable, a past Chairman of the U.S.-China Business Council, and Chairman Emeritus of the U.S. ASEAN Business Council. He was also appointed as a member of the Eminent Persons Group for ASEAN by President Obama and former Secretary of State Clinton.

Director since: 2013

Mr. Kent's Bachelor of Science in Economics from Hull University, England, and Master of Science in Administrative Sciences from City University London, his extensive leadership roles and experiences at The Coca-Cola Company across multiple geographies, and his extensive international experience not only at The Coca-Cola Company but also in the organizations mentioned above, qualify him to serve as a director of 3M. Mr. Kent is a member of the Audit and Finance Committees.

Edward M. Liddy, 69, Partner, Clayton, Dubilier & Rice, LLC, a private equity investment firm. Mr. Liddy served as a partner of Clayton, Dubilier & Rice, LLC from April to September 2008 and rejoined the firm in January 2010. At the request of the Secretary of the U.S. Department of the Treasury, Mr. Liddy served as Interim Chairman and Chief Executive Officer of American International Group, Inc. (AIG), a global insurance and financial services holding company, from September 2008 until August 2009. Mr. Liddy served as Chairman of the Board of The Allstate Corporation, a personal lines insurer, from January 1999 to April 2008 and as its Chief Executive Officer from January 1999 to December 2006.

Director since: 2000

Other current directorships: Abbott Laboratories, AbbVie, Inc., and The Boeing Company

Mr. Liddy's undergraduate degree from Catholic University and his Masters of Business Administration from George Washington University, his leadership roles and experiences at Sears, Roebuck and Co. as Chief Financial Officer from 1992-1994 and at Allstate as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in insurance and risk management, his expertise and knowledge of financial and audit matters and corporate governance, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M. Mr. Liddy is Chair of the Nominating and Governance Committee and member of the Compensation Committee.

Inge G. Thulin, 61, Chairman of the Board, President and Chief Executive Officer of 3M Company. Mr. Thulin served as President and Chief Executive Officer of 3M Company from February 24, 2012, to May 8, 2012. Mr. Thulin served as the Company's Executive Vice President and Chief Operating Officer from May 2011 to February 2012, with responsibility for all of 3M's business segments and International Operations. Prior to that, he was Executive Vice President of International Operations from 2004 to 2011. Mr. Thulin also has held numerous leadership positions in Asia Pacific, Europe and Middle East, and across multiple businesses.

Director since: 2012

Other current directorships: Chevron Corporation

Other directorships in the past five years: The Toro Company

Mr. Thulin's degrees in Marketing and Economics from Gothenburg University, his distinguished 3M career spanning more than three decades with leadership roles across multiple geographies and businesses, his in-depth understanding of 3M's global businesses, his expertise and knowledge of managing a large global corporation across multiple industries and markets, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Robert J. Ulrich, 71, Retired Chairman of the Board and Chief Executive Officer of Target Corporation, an operator of large-format general merchandise and food discount stores. Mr. Ulrich began his retailing career as a merchandising trainee in Target's department store division (Dayton Hudson) in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of Target Corporation in 1994. Mr. Ulrich retired as Target's Chief Executive Officer on May 1, 2008, and retired as Chairman of the Board on January 31, 2009.

Director since: 2008

Mr. Ulrich's Bachelor of Arts degree from the University of Minnesota, his leadership roles and experiences at Dayton Hudson and Target Corporation, his knowledge of and extensive experiences in retailing and in building Target into the second-largest retailer in the United States, and his skills in business and financial matters, qualify him to serve as a director of 3M. Mr. Ulrich is a member of the Compensation and Nominating and Governance Committees.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "FOR" the election of these nominees as directors. Proxies solicited by the Board of Directors will be voted "FOR" these nominees unless a stockholder indicates otherwise in voting the proxy.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

        The Audit Committee is directly responsible for the appointment, compensation (including approval of all fees), retention, and oversight of the Company's independent registered public accounting firm ("Independent Accounting Firm") retained to perform the audit of our financial statements and our internal control over financial reporting.

        The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") to serve as 3M's Independent Accounting Firm for 2015. PwC has been 3M's Independent Accounting Firm since 1998. Prior to that, 3M's Independent Accounting Firm was Coopers & Lybrand (until its merger with Price Waterhouse in 1998). In accordance with SEC rules and PwC policy, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company's lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management.

        The Audit Committee annually reviews PwC's independence and performance in connection with the Audit Committee's determination of whether to retain PwC or engage another firm as our Independent Accounting Firm. In the course of these reviews, the Audit Committee considers, among other things:

  •
  PwC's historical and recent performance on the 3M audit, including the results of a survey of those 3M employees with substantial contact with PwC throughout the year. The survey seeks input about PwC's quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by PwC and its audit team;

  •
  an analysis of PwC's known legal risks and significant proceedings;

  •
  external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board ("PCAOB") reports on PwC and its peer firms;

  •
  PwC's independence;

  •
  the appropriateness of PwC's fees, on both an absolute basis and as compared to its peer firms;

  •
  PwC's tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and

  •
  PwC's capability and expertise in handling the breadth and complexity of our global operations, including the Company's phased implementation of an enterprise resource planning system on a worldwide basis over the next several years.

        Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of the Company and our stockholders to retain PwC to serve as our Independent Accounting Firm for 2015.

        We are asking our stockholders to ratify the selection of PwC as our Independent Accounting Firm for 2015. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate governance. If the selection of PwC is not ratified, the Audit Committee will consider whether it is appropriate to select another Independent Accounting Firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different Independent Accounting Firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

        PwC representatives are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Recommendation of the Audit Committee

        The Audit Committee of the Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2015. Proxies solicited by the Board of Directors will be voted "FOR" ratification unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act, the Company is providing its stockholders with the opportunity to approve, on an advisory basis, the compensation of its executives as described in this Proxy Statement. This is the fifth year that the Company is asking stockholders to vote on this type of proposal, known as a "say-on-pay" proposal. At the Annual Meeting of Stockholders held on May 13, 2014, approximately 97 percent of the shares that were voted on this issue voted to approve the compensation of the Company's Named Executive Officers as disclosed in last year's Proxy Statement.

        Thus, the Company is submitting to stockholders the following resolution for their consideration and approval:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative)."

        As described in the Compensation Discussion and Analysis portion of this Proxy Statement, 3M delivered another outstanding year in 2014, in terms of both financial performance and returns to its stockholders. These results reflected the strong performance of the Company's leadership team, including the Named Executive Officers, which impacted their annual and long-term incentive compensation earned during 2014. The Compensation Committee has taken additional actions to further strengthen the alignment between the incentive compensation of 3M's executives and both the financial performance of the Company and its business units as well as their individual performance. These actions are intended to enable even higher returns for the Company's stockholders, after 3M's common stock provided a total shareholder return (stock price appreciation plus dividends) of 20 percent during 2014.

        While the Board of Directors and the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "FOR" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "FOR" this proposal unless a stockholder indicates otherwise in voting the proxy.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table includes all 3M stock-based holdings, as of February 28, 2015, of the directors and the Named Executive Officers set forth in the Summary Compensation Table, and the directors and executive officers as a group.

Common Stock and Total Stock-Based Holdings

Name and Principal Position	Stock(1)	Restricted Stock Units(2)	Deferred Stock(3)	Total(4)
Linda G. Alvarado, Director	16,890	—	10,037	26,927
Sondra L. Barbour, Director	—	—	412	412
Thomas "Tony" K. Brown, Director	—	—	1,631	1,631
Vance D. Coffman, Director	6,118	—	33,710	39,828
Michael L. Eskew, Director	—	—	28,591	28,591
Herbert L. Henkel, Director	—	—	24,498	24,498
Muhtar Kent, Director	—	—	4,023	4,023
Edward M. Liddy, Director	—	—	43,806	43,806
Robert J. Ulrich, Director	12,781	—	6,453	19,234
Inge G. Thulin, Director, Chairman of the Board, President and Chief Executive Officer	774,500	—	39,372	813,872
Nicholas C. Gangestad, Senior Vice President and Chief Financial Officer	35,854	—	3,246	39,100
David W. Meline, Former Senior Vice President and Chief Financial Officer	173,077	—	30,870	203,947
Hak Cheol Shin, Executive Vice President	383,943	12,646	—	396,589
Julie L. Bushman, Senior Vice President	134,350	12,646	—	146,996
Michael G. Vale, Executive Vice President	115,209	15,733	—	130,942
All Directors and Executive Officers as a Group (28 persons)(5)	2,762,675	137,541	239,777	3,139,993

FOOTNOTES TO COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS TABLE

        (1)   This column lists beneficial ownership of 3M common stock as calculated under Securities and Exchange Commission rules. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person. In accordance with Securities and Exchange Commission rules, this column also includes shares that may be acquired pursuant to stock options that are or will be exercisable within 60 days of February 28, 2015, as follows: Mr. Thulin 712,019, Mr. Gangestad 29,710, Mr. Meline 173,077, Mr. Shin 331,679, Ms. Bushman 105,483, and Mr. Vale 106,288.

        (2)   This column reflects restricted stock units that generally vest over a three- to five-year period, assuming continued employment until each vesting date (or until the individual retires from the Company, in some cases). The executive officers do not have voting power with respect to the shares listed in this column.

        (3)   This column reflects shares earned by the directors as a result of their service on the Board of Directors, the payout of which has been deferred until following the termination of their membership on the Board of Directors. This column also includes the following shares of the Company's common stock which the executive officers are entitled to receive following their retirement from the Company as a result of their election to defer the payout of their 2010, 2011 and/or 2012 performance share awards under the 2008 Long-Term Incentive Plan: Mr. Thulin 39,372, Mr. Gangestad 3,246, Mr. Meline 30,870, and All Directors and Executive Officers as a Group 86,616. Neither the directors nor the executive officers have voting power with respect to the shares listed in this column.

        (4)   This column shows the individual's total 3M stock-based holdings, including the securities shown in the "Stock" column (as described in note 1), in the "Restricted Stock Units" column (as described in note 2), and in the "Deferred Stock" column (as described in note 3).

        (5)   Each director and executive officer individually, and All Directors and Executive Officers as a Group, beneficially owned less than one percent of the outstanding common stock of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding beneficial owners of more than 5 percent of the outstanding shares of 3M common stock.

Name/Address	Common Stock Beneficially Owned	Percent of Class
State Street Corporation(1) State Street Financial Center One Lincoln Street Boston, MA 02111	49,753,937	7.8
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	39,984,727	6.23
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	38,979,264	6.1

        (1)   In a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2015, State Street Corporation reported that, as of December 31, 2014, it and its direct and indirect subsidiaries, acting in various capacities, had shared voting power and shared dispositive power with respect to 49,753,937 shares of 3M common stock, of which 16,367,934 shares were held as trustee for certain 3M savings plans, including the Company's Voluntary Investment Plan and Employee Stock Ownership Plan, a 401(k) retirement savings plan. State Street Bank and Trust Company, an affiliate of State Street Corporation ("State Street Bank") provides custody, investment management, and corporate finance services to the Company and a number of employee benefit plans sponsored by the Company and its affiliates. The 3M Employee Retirement Income Plan, the 3M Voluntary Investment Plan and Employee Stock Ownership Plan, the 3M Savings Plan, and the 3M Employee Welfare Benefit Association utilize State Street Global Advisors, an affiliate of State Street Bank, as an investment manager for their respective employee benefit plans. State Street Bank also provides custody services for the Company's defined contribution plans in the U.S. Further, State Street Bank and Trust Company is a participant of 3M Company's $2.25 billion revolving credit agreement dated August 5, 2014. In total, the Company and the various employee benefit plans paid fees of $1.9 million to State Street Bank and its affiliates in 2014. The fees paid are regularly reviewed by the Company and the fiduciaries of the employee benefit plans and are determined to be reasonable for the services provided.

        (2)   In a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2015, The Vanguard Group reported that, as of December 31, 2014, it had sole voting power with respect to 1,096,062 shares, sole dispositive power with respect to 38,939,597 shares, and shared dispositive power with respect to 1,045,130 shares. Vanguard provides investment management services to the Company's defined contribution plans in the U.S. through co-mingled mutual fund vehicles. The 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan use these investments in their defined contribution investment choices. Fees paid for investment management of these funds are incorporated into the fund NAV on a daily basis and fully disclosed as an expense ratio for the funds. As a result, these fees are paid by participants in the Company's defined contribution plans and are not paid by the Company. The total amount of the fees will fluctuate based on the plan participant allocation decisions. The fees are regularly reviewed by the fiduciaries of the retirement plans and are determined to be reasonable for the services provided.

        (3)   In a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2015, BlackRock, Inc. reported that, as of December 31, 2014, it had sole voting power with respect to 31,021,581 shares and sole dispositive power with respect to 38,979,264 shares. BlackRock, Inc. and its affiliates provide investment management services to several employee benefit plans sponsored by the Company and its Canadian affiliate. The 3M Employee Retirement Income Plan, the 3M Voluntary Investment Plan and Employee Stock Ownership Plan, the 3M Savings Plan and the 3M Canada Company Master Trust utilize these investment management services. In total, the various employee benefit plans paid fees of $3.2 million in 2014 to BlackRock, Inc. and its affiliates, a majority of which was paid by the participants in the U.S. Voluntary Investment Plan and Employee Stock Ownership Plan. The fees paid are regularly reviewed by the fiduciaries of the employee benefit plans and are determined to be reasonable for the services provided.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any person owning more than 10 percent of the outstanding shares of 3M common stock, to file with the Securities and Exchange Commission reports regarding their ownership and changes in their ownership of our stock. As a practical matter, 3M assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. 3M believes that during 2014, its directors and executive officers complied with all Section 16(a) filing requirements. In making this statement, 3M has relied upon examination of copies of Forms 3, 4, and 5 and the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        This Compensation Discussion and Analysis describes 3M's executive compensation program, explains how 3M's Compensation Committee oversees and implements this program, and reviews the 2014 compensation of the Named Executive Officers whose compensation is disclosed in the tables that follow this portion of the Proxy Statement. For 2014, 3M's Named Executive Officers (as determined according to the applicable regulations of the Securities and Exchange Commission) were:

Name	Title
Inge G. Thulin	Chairman of the Board, President and Chief Executive Officer
Nicholas C. Gangestad	Senior Vice President and Chief Financial Officer
David W. Meline	Former Senior Vice President and Chief Financial Officer
Hak Cheol Shin	Executive Vice President, International Operations
Julie L. Bushman	Senior Vice President, Business Transformation and Information Technology
Michael G. Vale	Executive Vice President, Consumer Business Group

        3M delivered another outstanding year in 2014, in terms of both financial performance and returns to its stockholders. These results reflected the strong performance of the Company's leadership team, including the Named Executive Officers, and impacted their incentive compensation in the following ways:

  Annual Incentive Compensation

  •
  Sales reached nearly $32 billion, an increase of 3.1 percent from 2013. When expressed in terms of local currency sales (one of the three metrics for determining the amounts payable under the Company's Annual Incentive Plan or AIP), this amount surpassed $32 billion and finished the year at 102 percent of the target established by the Compensation Committee.

  •
  Earnings per share of $7.49 grew 11.5 percent from 2013, beating the Company's long-term objective of 9-11 percent annual growth. Based on these earnings, the Company generated Economic Profit of nearly $2.8 billion in 2014. This was an increase of 16 percent from 2013 and also reached 108 percent of the target established by the Compensation Committee for the year under the Annual Incentive Plan.

  •
  These results were the main factors leading to the 126 percent of target payout under the Company's AIP (for those employees paid on the basis of the Company's overall performance, before any adjustment for individual performance).

  Performance Shares (Long-Term Incentive Compensation)

  •
  3M's organic local-currency sales grew 4.9 percent from 2013, meeting the Company's long-term objective of 4-6 percent annual growth. After excluding the impact of price increases, the remaining growth of 3.9 percent exceeded the 2.9 percent growth in the worldwide Industrial Production Index by 1.0 percent (up from 0.5 percent in 2013). This additional 1.0 percent Organic Sales Volume Growth exceeded the targets for this performance objective of the performance shares granted to 3M executives in years prior to 2015.

  •
  Return on Invested Capital increased from 20 percent in 2013 to 22 percent in 2014, exceeding the Company's long-term objective of 20 percent. This 22 percent return also exceeded the targets for this performance objective of the performance shares granted to 3M executives in years prior to 2015.

  •
  Sales from new products, as measured by the New Product Vitality Index, remained at 33 percent, the same as in 2013. This 33 percent result met or fell slightly short of the targets for this performance objective of the performance shares granted to 3M executives in years prior to 2015.

  •
  Together, these results led to a payout on the 2012 performance share awards issued to the Company's executives equal to 83.5 percent of the target number of shares awarded. After considering the appreciation in 3M's stock price over the 3-year performance period of these awards, the value (determined as of December 31, 2014) of the 3M shares delivered to the Company's executives as the payout of these awards equaled 169 percent of the original compensation value of the 2012 performance shares.

  Stock Options (Long-Term Incentive Compensation)

        The stock options granted to 3M's executives during and in years prior to 2014 grew in value as the Company's stock price increased from $140.25 on December 31, 2013, to $164.32 on December 31, 2014. 3M's common stock provided a total shareholder return (stock price appreciation plus dividends) of 20 percent during 2014. As reflected in the following table, 3M's stock performance (total shareholder return of 29.2 percent over the three years ending on December 31, 2014) continues to compare favorably with the stock performance of the peer companies included in the Company's executive compensation peer group (for which the median total shareholder return over the same three-year period was 21.5 percent).

Factors Creating Alignment Between Pay and Performance and Balancing Risk

        3M's executive compensation program is designed to maintain a strong alignment between corporate performance and executive compensation by tying incentive compensation to the achievement of performance metrics that increase the Company's long-term value. The incentive compensation portion of the program rewards long-term value creation while also protecting the Company and its stockholders from inappropriate risk-taking and conflicts between the interests of the executives and the interests of the Company and its stockholders. Highlights of the program include:

  •
  A large portion of each executive's Total Direct Compensation (cash plus long-term incentives) is performance-based, varying from 90 percent for Chief Executive Officer Inge Thulin to a range of 73-89 percent for the other Named Executive Officers;

  •
  The incentive compensation opportunities provided to the Company's executives are based on multiple performance-based metrics, which are focused primarily on growth in revenue and earnings, increase in 3M's stock price, and the efficient use of capital; and

  •
  Stock ownership guidelines that require covered executives to own amounts of Company stock having a value exceeding a specified multiple of their base salary.

Compensation Best Practices

        3M's executive compensation program incorporates and is administered according to the following best practices:

  •
  The program is controlled by a Compensation Committee comprised of experienced and independent individuals, assisted by an independent compensation consultant who provides no other services to the Company or 3M management besides independent advisory support to the Nominating and Governance Committee on the compensation of the Company's nonemployee directors.

  •
  The Committee annually reviews the pay-for-performance alignment of the executives' incentive compensation with the financial results of the Company and their respective businesses, as compared to the companies in its executive compensation peer group.

  •
  The Board of Directors has adopted a comprehensive clawback policy which enables the Company to recover overpayments of incentive compensation if it is required to make a material restatement of its financial statements.

  •
  The Company has robust stock ownership guidelines which apply to all executive officers of the Company.

  •
  The Company does not have employment, severance, or change in control agreements or arrangements with any of its senior executives, including its Chief Executive Officer.

  •
  The Company does not have arrangements providing for the payment of excise tax gross-ups in the event of a change in control of the Company.

  •
  3M limits the number and amount of executive perquisites, and does not provide tax gross-ups on any of these perquisites.

  •
  Equity awards granted under the Long-Term Incentive Plan since 2010 have a "double trigger" accelerated vesting provision in the event of a change in control of the Company, meaning that vesting is accelerated only if an individual's employment is terminated in a qualifying termination within 18 months following the change in control.

  •
  3M prohibits the hedging or pledging of 3M common stock by its executive officers.

  •
  Except for adjustments made in connection with a stock split or similar circumstances, 3M's stock plans prohibit the repricing of stock options granted thereunder without the prior approval of 3M stockholders.

Significant Compensation Actions During the Past Year

        During 2014 and the first two months of 2015, 3M and the Committee made the following decisions and took the following actions with respect to the Company's executive compensation program:

  •
  Amended the Annual Incentive Plan (effective for 2015) to reduce the maximum payout possible for the calculation of each performance metric and to any participating employee in total from 300 percent to 200 percent of the target amount, aligning the maximum payout opportunity with common market practice, and revised the weighting of the current three performance metrics to emphasize the importance of increased alignment to overall corporate results and initiatives.

  •
  Effective with the performance share awards made to executives in 2015, revised the performance criteria to better align this portion of the executives' long-term incentive compensation with the long-term financial objectives previously announced by the Company. In particular, the 2015 performance share awards utilize two new performance criteria that mirror two of the Company's four long-term financial objectives: earnings per share growth and free cash flow conversion, which is defined by 3M as free cash flow (net cash provided by operating activities less purchases of property, plant, and equipment) divided by the net income attributable to 3M. These two new performance criteria replace the New Product Vitality Index.

  •
  Effective with the performance share awards made to executives in 2015, began adjusting the amounts of these awards to reflect each executive's individual performance during the preceding year. Previously, only the annual stock option portion of an executive's long-term incentive compensation was adjusted to reflect individual performance. This change was made in order to better recognize and encourage exceptional individual contributions to the success of the Company.

Say on Pay Advisory Approval of Executive Compensation

        As required by Section 14A of the Securities Exchange Act, in 2014 the Company conducted an annual advisory vote of stockholders with respect to the compensation of its Named Executive Officers. At the Company's Annual Meeting of Stockholders held on May 13, 2014, approximately 97 percent of the shares that were voted on this item approved the compensation of the Company's Named Executive Officers as disclosed in the 2014 Proxy Statement. While the approval was advisory in nature, the Committee has taken note of this very strong stockholder support and views the outcome as confirmation that stockholders generally believe that the pay of the Named Executive Officers is appropriately aligned with their performance and the performance of the Company as well as the interests of 3M's stockholders. As a consequence, the results of this vote have not caused the Committee to make any changes in either the executive compensation program or the compensation of any Named Executive Officer.

Principles of 3M's Executive Compensation Program

        3M believes that the compensation of its executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the interests of long-term 3M stockholders. Consistent with this philosophy, the following core principles provide a framework for the Company's executive compensation program:

  •
  Total Direct Compensation should be competitive to attract the best talent to 3M, motivate executives to perform at their highest levels, reward individual contributions that improve the

    Company's ability to deliver outstanding performance, and retain those executives with the leadership abilities and skills necessary for building long-term stockholder value;

  •
  The portion of Total Direct Compensation that is performance-based (or varies with performance) and is therefore at risk should increase with the level of an individual's responsibility;

  •
  The program should balance incentives for delivering outstanding long-term, sustainable performance and the potential for encouraging inappropriate risk-taking;

  •
  The metrics and targets for earning performance-based incentives should be consistent with increasing stockholder value over the long term; and

  •
  Executives are most effectively motivated to build long-term stockholder value when a significant portion of their personal net worth is held in 3M stock.

Terms

        This Compensation Discussion and Analysis uses the following terms when discussing executive compensation of the Company:

  •
  "Adjusted Net Income" means the net income of 3M as reported in its Consolidated Statement of Income, as adjusted to exclude special items.

  •
  "AIP" means the broad-based Annual Incentive Plan by which the Company provides annual incentive compensation to approximately 30,000 eligible employees.

  •
  "Benchmarking Groups" means both 3M's executive compensation peer group of 19 companies, as described in the "Benchmarking" section of this CD&A and the survey comparator group.

  •
  "Committee" means the Compensation Committee of the Board of Directors of 3M Company.

  •
  "Economic Profit" means the operating income of 3M (as reported in its Consolidated Statement of Income) or a business unit, plus interest income and minus income taxes, adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business unit), less a charge (10 percent in 2014) for the capital used to generate such operating income. 3M Economic Profit is calculated using total Company capital (total assets, minus total liabilities other than debt, as reported in its Consolidated Balance Sheet), while the Economic Profit of a business unit is calculated using only accounts receivable and inventories of such business unit as capital.

  •
  "Executive Plan" means the Executive Annual Incentive Plan by which the Company provides annual incentive compensation to the Named Executive Officers as well as other identified executives.

  •
  "Local Currency Sales" means the net sales of 3M (as reported in its Consolidated Statement of Income) or a business unit, in local currency, adjusted to exclude the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business unit).

  •
  "New Product Vitality Index" means the percentage of the Company's total sales derived from products introduced within the last five years.

  •
  "Organic Sales Volume Growth" means the percentage amount by which the percentage increase or decrease in 3M's net sales (as reported in its Consolidated Statement of Income) for a year as compared to the previous year, adjusted to exclude the sales attributable to acquisitions or divestitures for the 12 months following the date each acquisition or divestiture is completed, and to exclude price and currency effects, exceeds worldwide real sales growth as reflected in the worldwide Industrial Production Index, as published by Global Insight.

  •
  "Return on Invested Capital" means the operating income of 3M (as reported in its Consolidated Statement of Income), plus interest income and minus income taxes, adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed, divided by the average quarterly operating capital of the Company (total assets, minus total liabilities other than debt, as reported in its Consolidated Balance Sheet).

  •
  "Total Cash Compensation" means the total of an individual's base salary and annual incentive compensation.

  •
  "Total Direct Compensation" means the total of an individual's Total Cash Compensation plus the compensation value of their annual long-term incentive compensation awards (which is based on their grant date fair value as measured under accounting standards).

Benchmarking

        In order to provide competitive Total Direct Compensation, 3M annually surveys the executive compensation practices of a large group of comparator companies (approximately 170, although the number and identity of the companies may vary from year to year). Survey data is statistically regressed to recognize the different sizes of the comparator companies (based on annual revenues) as compared to the size of 3M. The survey data is obtained from three consulting firms (Aon Hewitt, Frederic W. Cook & Co., Inc., and Towers Watson). The survey comparator group consists of companies in the Standard & Poor's 500 Index (excluding financial services companies) and/or other companies with annual revenue exceeding $20 billion that participate in the three consultants' executive compensation surveys. By using survey data covering a large number of comparator companies, 3M is able to conduct a rigorous benchmarking process with more complete and reliable data for each executive position benchmarked. The Committee does not review the identity of the companies in this survey comparator group.

        In addition, Aon Hewitt and Frederic W. Cook & Co., Inc. provide pay data and information on the executive compensation practices at the companies in 3M's executive compensation peer group. This pay data is used by the Committee to assess the reasonableness of the benchmarking results for each executive position benchmarked, helping to ensure that the Company's compensation objectives are being met. 3M's executive compensation peer group consists of the following 19 companies (which remain the same as in the previous year), as recommended by the Committee's independent compensation consultant and approved by the Committee:

Caterpillar Inc.	Illinois Tool Works Inc.
Corning Incorporated	Johnson & Johnson
Covidien plc	Kimberly-Clark Corporation
Danaher Corporation	Medtronic, Inc.
Deere & Company	Parker-Hannifin Corporation
Dow Chemical Company	The Procter & Gamble Company
Eaton Corporation plc	TE Connectivity Ltd.
E. I. du Pont de Nemours and Company	Tyco International plc
Emerson Electric Co.	United Technologies Corporation
Honeywell International Inc.

        The companies in this executive compensation peer group were selected because (1) their performance is monitored regularly by the same market analysts who monitor the performance of 3M (investment peers), and/or (2) they meet criteria based on similarity of their business and pay models, market capitalization (based on an eight-quarter rolling average), and annual revenues.

How the Committee Uses this Benchmarking Information

        The Committee considers the pay data from the Benchmarking Groups when determining each executive's Total Direct Compensation. For executives whose performance meets the Company's expectations, the Committee aims to provide them with target Total Cash Compensation that is at or very close to the median of the corresponding target compensation paid to executives in the Benchmarking Groups, and with long-term incentive compensation delivered through annual grants having values that are within a range of 80 to 120 percent of the median of the corresponding compensation values provided to executives in the Benchmarking Groups. Executives whose performance consistently exceeds the Company's expectations may receive Total Cash Compensation of 120 to 125 percent of the median of the corresponding compensation paid to executives in the Benchmarking Groups. Executives whose performance far exceeds the Company's expectations may also receive annual long-term incentive compensation grants having values that are within a range of 125 to 160 percent of the median of the corresponding compensation values provided to executives in the Benchmarking Groups.

        The Committee also uses information on the executive compensation practices at companies in the executive compensation peer group when considering design changes to the Company's executive compensation program. Overall, the Company believes that use of this information from the Benchmarking Groups enables the Committee to create better alignment between executive pay and performance and to help ensure that 3M can attract and retain high-performing executive leaders.

Role of the Compensation Committee and its Advisors

        3M provides compensation to its executives to recognize their contributions to the success of its business and reward them for delivering performance that meets the growth, profitability, and other objectives of the Company. All elements of this compensation are determined by the Committee, which is composed solely of independent nonemployee directors. In addition, the Committee's decisions concerning the compensation of 3M's Chief Executive Officer are subject to ratification by all of the independent members of the Board of Directors.

        The Committee regularly reviews the design of and risks associated with the Company's executive compensation program and, with the assistance of its independent compensation consultant, makes decisions concerning changes in the executive compensation program when appropriate.

        During 2014, the Committee was assisted by its independent compensation consultant, George B. Paulin of Frederic W. Cook & Co., Inc. In addition to participating in the meetings of the Committee, Mr. Paulin provides the Committee with advice regarding the Company's executive salary structure, annual and long-term incentive compensation plans, compensation-related risks, and other executive pay policies. He also provides expert knowledge of marketplace trends and best practices relating to executive compensation practices and competitive pay levels. Mr. Paulin and his firm provide no other services to the Company or 3M management, with the exception of independent advisory support to the Nominating and Governance Committee on the compensation of 3M's nonemployee directors so that valuation methodologies and peer groups are consistent with those used for executives and other employees. During the year the Committee conducted an evaluation of the independence of Mr. Paulin and his firm considering the relevant regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, and it concluded that the services performed by Mr. Paulin and his firm raised no conflicts of interest.

        3M's executive officers assist the Committee with the process of determining the compensation of the Company's executives. In particular, Mr. Thulin, assisted by 3M's Senior Vice President, Human Resources, performs an annual performance evaluation of each of 3M's senior executives whose compensation is determined by the Committee. The results of these annual performance evaluations form the basis for Mr. Thulin's recommendations to the Committee as to the annual merit base salary and target annual incentive compensation increases for such senior executives, as well as the size of their annual long-term incentive compensation awards. The Committee discusses these recommendations with Mr. Thulin at its meetings prior to making its decisions on any change to an executive's annual base salary or target annual incentive compensation or any long-term incentive compensation awards.

        The Committee reviews and approves annual performance goals and objectives for 3M's Chief Executive Officer. Acting through its Chairman, the Committee also conducts and discusses with the independent members of the Board of Directors an annual evaluation of the Chief Executive Officer's performance against such goals and objectives. Finally, the Committee, assisted by its independent compensation consultant, annually reviews and approves (based on this annual evaluation), subject to ratification by the independent members of the Board of Directors, the compensation of the Chief Executive Officer.

Elements of the Compensation Program

        The compensation program for 3M's executives consists of the following elements:

  •
  base salary;

  •
  short-term cash incentive in the form of an annual performance-based award opportunity; and

  •
  long-term equity incentives in the form of annual awards of performance shares and stock options, and in certain circumstances (for purposes of hiring or retaining key talent, for example), grants of restricted stock or restricted stock units.

        3M's executives also participate in various benefit plans made available to most of 3M's U.S. employees, are eligible to participate in three deferred compensation plans (which enable them to save for retirement or other financial planning purposes), and receive certain other benefits, each of which is described in the All Other Compensation Table. The entire program applied to approximately 110 executives during 2014, including all of the Named Executive Officers.

        The following table shows how the 2014 Total Direct Compensation of the Named Executive Officers was apportioned among these elements, and how these elements relate to the strategic business goals of the Company. This table also reflects the relative balance among the elements as well as the alignment of their compensation with the goal of creating long-term value for the Company and its stockholders.

  Base Salary

        3M pays each of its executives a base salary in cash on a monthly basis. The amount of this base salary is reviewed annually, and does not vary with the performance of the Company. Base salaries are designed to compensate the executives for their normal day-to-day responsibilities, and it is the only component of their compensation that is considered to be fixed rather than variable in nature.

  Annual Incentive

        3M provides its executives with annual incentive compensation through plans that are designed to align a significant portion of their Total Cash Compensation with the financial performance of the Company and its business units. Each executive is assigned a target amount of annual incentive compensation as part of his or her Total Cash Compensation, but the amount of annual incentive compensation actually paid depends on the performance of 3M and its relevant business units as well as their individual performance. For Mr. Thulin, annual incentive compensation represented 61 percent of his target Total Cash Compensation for 2014. For 3M's other Named Executive Officers, annual incentive compensation represented from 43 percent to 50 percent of their target Total Cash Compensation for 2014.

        3M's AIP offers eligible employees the opportunity to earn short-term incentive compensation based on three performance metrics, which are weighted as indicated:

  •
  Local Currency Sales (of 3M or a business unit, as applicable) vs. plan for the current year (50 percent);

  •
  Economic Profit (of 3M or a business unit, as applicable) vs. plan for the current year (30 percent, reduced to 20 percent effective for 2015); and

  •
  3M Economic Profit vs. the prior year (20 percent, increased to 30 percent effective for 2015).

        The amount actually paid to an eligible employee for a particular year may range from 0 percent to 300 percent (reduced to 200 percent, effective for 2015) of the employee's target amount for that year, although the Committee has established a practice whereby any portion of an employee's annual incentive compensation payout that exceeds 200 percent of the employee's target amount is paid in the form of 3M restricted stock units that vest three years following the end of the year in which the compensation was earned, assuming continued employment. The amount of annual incentive compensation actually paid to an eligible employee may be increased by up to 30 percent or be reduced by up to 100 percent based on the employee's individual performance during that year. Individual performance takes into account both quantitative (financial results, for example) and qualitative (market and economic circumstances, for example) factors. In no event, however, may the total amount paid to an eligible employee exceed 300 percent (reduced to 200 percent, effective for 2015) of the employee's target amount for the year.

        While the annual incentive compensation earned by most 3M executives is determined under the AIP, the annual incentive compensation earned by 3M's Named Executive Officers, as well as the other senior executives whose compensation is decided by the Committee, is determined under the Executive Plan approved by 3M's stockholders at the 2007 Annual Meeting. A total of 20 3M senior executives participated in this Executive Plan during 2014. This Executive Plan, which is intended to provide compensation that is exempt from the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code, provides performance-based compensation for which the performance goal is the Company's Adjusted Net Income.

        The Executive Plan does provide the Committee with discretion to determine the amount of annual incentive compensation paid to 3M's Named Executive Officers and its other senior executives. The Executive Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive for a year (a percentage of the Company's Adjusted Net Income for such year) and then the Committee utilizes this discretion to pay each covered executive less than this maximum amount based on such factors as it deems relevant. Since the Executive Plan was first adopted in 2007, the Committee has rarely used this discretion to pay a covered executive anything more or less than the same amount such executive would have received had he or she been participating in the broad-based AIP (including the individual performance multiplier).

        In determining the amount of annual incentive compensation paid to a covered executive, the executive's individual performance is considered based upon the annual performance evaluation that Mr. Thulin, assisted by 3M's Senior Vice President, Human Resources, does for each covered executive (other than himself) and the annual performance evaluation that the Compensation Committee acting through its Chairman does for Mr. Thulin. These performance evaluations are done according to 3M's overall performance assessment and management processes, which involve setting annual financial and non-financial goals and objectives for each individual and then assessing the individual's overall performance against these goals and objectives at the end of the year.

  Long-term Incentives

        3M provides long-term incentive compensation to its executives through the Long-Term Incentive Plan approved by 3M's stockholders at the 2008 Annual Meeting. This is a typical omnibus-type plan that authorizes the Committee to grant stock options, restricted stock, restricted stock units, stock appreciation rights, performance cash, performance shares, and other stock awards to management employees of the Company. The Company provides its executives with this long-term incentive compensation based on 3M common stock in order to effectively motivate such executives to build long-term stockholder value.

  Benefits and Perquisites

        3M's executives generally participate in the same health care, disability, life insurance, pension, and 401(k) benefit plans available to most of the Company's U.S. employees.

        Executives also receive a limited number of additional benefits and perquisites described in more detail in the All Other Compensation Table of this Proxy Statement. These additional benefits and perquisites are provided for the convenience (financial planning assistance, for example), financial security (retirement contributions and premiums for additional life insurance coverage, for example), or personal security (travel on corporate aircraft and home security equipment/monitoring, for example) of the executives. No tax gross-ups are provided on any of these additional benefits and perquisites.

How 3M Determined the 2014 Compensation of the Named Executive Officers

        All amounts were determined by the Committee, assisted by its independent compensation consultant, with the input of Mr. Thulin (other than with respect to his own compensation). This input included:

  •
  Mr. Thulin's recommendations based on the results of his most recent annual performance evaluations of the other Named Executive Officers;

  •
  The compensation information from the companies in the Benchmarking Groups; and

  •
  A tally sheet comparing the amounts of compensation actually received by the Company's Named Executive Officers to the amounts reported in its annual Proxy Statement as well as the compensation that would be owed to such individuals in the event of the termination of their employment. This tally sheet helps the Committee better understand the Company's potential obligations to the Named Executive Officers following the termination of their employment, as well as assessing the risk of any individual leaving the Company prematurely because the Company is not providing sufficient retention incentives.

        Differences in the amounts of compensation provided to 3M's Named Executive Officers reflect a variety of factors, including job responsibilities, the market pay for executives performing similar responsibilities (as measured by the pay information obtained from companies in the Benchmarking Groups), experience and time in their current positions, internal pay equity, and individual performance. Overall, the Committee aims to provide the Named Executive Officers with target Total Cash Compensation that is at or very close to the median value of the corresponding compensation provided to executives with similar responsibilities at companies in the Benchmarking Groups.

        However, the Committee adjusts the stock option portion (and, beginning in 2015, the performance share portion) of the long-term incentive compensation provided to the Named Executive Officers to reflect each individual's actual individual performance during the previous year.

  2014 Base Salary and Target Total Cash Compensation

        Changes in the base salaries and target Total Cash Compensation of the Named Executive Officers are considered annually by the Committee. Any adjustments are made after considering the most recent compensation data for executives with similar responsibilities at companies in the Benchmarking Groups, each individual's position in the salary range for his or her position, and the individual's performance during the preceding annual period.

        In February 2014, the Committee approved the following increase in the base salary and target Total Cash Compensation of Mr. Shin. This increase was designed to reduce a significant gap that had arisen between his compensation and the median compensation paid for executives serving in similar positions at companies in the Benchmarking Groups.

Name	Previous Base Salary	New Base Salary effective 2/1/14	% Increase	Previous target Total Cash Compensation	New target Total Cash Compensation effective 2/1/14	% Increase

Hak Cheol Shin	$678,729	$746,772	10%	$1,255,648	$1,381,526	10%

        In February 2014, the Committee approved (and in the case of Mr. Thulin, the independent members of the Board of Directors ratified) the following increases in the base salaries and target Total Cash Compensation of the Named Executive Officers following completion of their annual performance evaluations:

Name	Previous Base Salary	New Base Salary effective 4/1/14	% Increase	Previous target Total Cash Compensation	New target Total Cash Compensation effective 4/1/14	% Increase

Inge G. Thulin	$1,352,000	$1,406,080	4%	$3,432,000	$3,569,280	4%

David W. Meline	$732,186	$761,766	4%	$1,464,372	$1,523,533	4%

Hak Cheol Shin	$746,772	$761,894	2%	$1,381,526	$1,409,502	2%

Julie L. Bushman	$530,500	$551,957	4%	$981,469	$1,021,120	4%

Michael G. Vale	$551,696	$562,729	2%	$1,020,636	$1,041,049	2%

        As a result of these increases, the target Total Cash Compensation of these Named Executive Officers ranged from 91 to 102 percent of the median value of the corresponding compensation provided to executives with similar responsibilities at companies in the Benchmarking Groups.

        In May 2014, the Committee approved the following increase in the base salary and target Total Cash Compensation of Ms. Bushman. This increase was designed to make her compensation better reflect the breadth and responsibility of her role leading the Company's business transformation team.

Name	Previous Base Salary	New Base Salary effective 6/1/14	% Increase	Previous target Total Cash Compensation	New target Total Cash Compensation effective 6/1/14	% Increase

Julie L. Bushman	$551,957	$641,848	16%	$1,021,120	$1,123,232	10%

        In June 2014, the Committee approved the following increase in the base salary and target Total Cash Compensation of Mr. Gangestad as a result of his appointment to the position of Senior Vice President and Chief Financial Officer following the retirement of Mr. Meline. This increase was designed to bring his target Total Cash Compensation up to 70 percent of the median paid to executives serving in similar positions at companies in the Benchmarking Groups (and the Committee expects to finish bringing his cash compensation up to this median, assuming satisfactory performance).

Name	Previous Base Salary	New Base Salary effective 6/1/14	% Increase	Previous target Total Cash Compensation	New target Total Cash Compensation effective 6/1/14	% Increase

Nicholas C. Gangestad	$367,005	$522,982	43%	$550,507	$1,045,964	90%

  2014 Annual Incentive

        During 2014, the Committee provided the Named Executive Officers with the opportunity to earn short-term incentive compensation under the Executive Plan. Each Named Executive Officer's target annual incentive for the year was equal to the difference between his or her target Total Cash Compensation and annual base salary. Each of the Named Executive Officers was assigned to an appropriate business unit (the entire Company, in some cases) established under the AIP for the purpose of measuring business performance during 2014 and converting that performance into a payout based on the AIP's formulas. While none of the Named Executive Officers are covered by the AIP, the Committee rarely uses its discretion under the Executive Plan to pay the covered executives (other than Mr. Thulin) anything more or less than the same amount such executive would have received had he or she been participating in the AIP (including the individual performance multiplier).

        The amounts payable under the AIP for 2014 were based on the following performance results for the Company and, as applicable, the respective business units to which the Named Executive Officers were assigned:

	Local Currency Sales			Economic Profit				Weighted Average Payout % Based on Payout Curve
							Total Company Economic Profit vs. Prior Year
(Dollar amounts in millions) Business Unit
	Plan	Actual	Actual vs. Plan	Plan	Actual	Actual vs. Plan

Total Company	$31,795	$32,386	102%	$2,586	$2,791	108%	116%	125.8%

Total International	$20,657	$20,691	100%	$2,990	$2,751	92%	116%	97.2%

Consumer Business Group	$4,635	$4,603	99%	$558	$547	98%	116%	100.5%

        Since the Company satisfied the Executive Plan's performance objective by earning Adjusted Net Income of $4.956 billion for 2014, the plan authorized the Committee to approve payments of annual incentive compensation to each Named Executive Officer equal to one-quarter of one percent of such Adjusted Net Income ($12,390,000). As explained above, however, the Executive Plan authorizes the Committee to pay each covered executive less than this maximum amount based on such factors as it deems relevant. At its meeting in February 2015, the Committee approved (and with respect to Mr. Thulin, the independent members of the Board of Directors ratified) payment of the following amounts of annual incentive compensation under the Executive Plan for 2014, which it believes more closely aligns the payout to each individual with the 2014 performance of the Company and the assigned business units as well as the individual's performance:

Name	Target Annual Incentive*	Actual 2014 Incentive

Inge G. Thulin	$2,142,798	$3,500,000

Nicholas C. Gangestad	$378,340	$476,102

David W. Meline	$747,091	$464,667**

Hak Cheol Shin	$639,360	$621,458

Julie L. Bushman	$471,866	$653,176

Michael G. Vale	$476,019	$525,978

*
These amounts are prorated to reflect the increases in Total Cash Compensation described above that resulted in corresponding increases in each individual's target annual incentive compensation.

**
The amount of Mr. Meline's payout was reduced to reflect the number of months he worked for the Company during 2014 prior to his retirement.

        The Committee determined the amount of Mr. Thulin's annual incentive compensation for 2014 by considering first what his payout would have been had he been participating in the broad-based AIP (including the performance multiplier). The Committee went on to consider other factors in determining the amount of his payout, including the annual incentive/bonus compensation provided to CEOs of the companies in 3M's executive compensation peer group, Mr. Thulin's responsibility for delivering the Company's strong financial results, his success in building a strong leadership team, and his efforts to position the Company for future success through a continued focus on the three strategic levers of portfolio management, investing in innovation, and business transformation.

        Consistent with its past practice, the Committee utilized its discretion to pay each Named Executive Officer other than Mr. Thulin the same amount such executive would have received had he or she been participating in the broad-based AIP (including the individual performance multiplier).

  Long-term Incentives — 2014 Annual Grants

        After considering the most recent long-term incentive compensation data from companies in the Benchmarking Groups and after taking into account its evaluation of their individual performance during 2013, the Committee approved (and in the case of Mr. Thulin, the independent members of the Board of Directors ratified) the following compensation values of the Named Executive Officers' annual long-term incentive compensation awards for 2014. For ease of comparison, the following table also shows the compensation values of the Named Executive Officers' 2013 annual long-term incentive compensation awards.

Name	Compensation Value of 2013 Annual Awards	Compensation Value of 2014 Annual Awards

Inge G. Thulin	$8,320,100	$9,500,184

Nicholas C. Gangestad	$284,884	$474,419*

David W. Meline	$3,354,048	$3,029,797

Hak Cheol Shin	$1,613,464	$1,580,157

Julie L. Bushman	$1,333,351	$1,766,943

Michael G. Vale	$1,720,129	$1,560,136

*
Reflects the fact that these annual awards were granted before Mr. Gangestad was promoted to the position of Chief Financial Officer.

        Consistent with market practices at companies in the Benchmarking Groups, during 2014 the Committee chose to deliver one-half of the target compensation value of the annual long-term incentive compensation awards provided to 3M's Named Executive Officers in the form of stock options (before adjustment for individual performance) and the remaining one-half in the form of performance shares. Performance shares awarded in 2014 will result in the issuance of actual shares of 3M common stock to 3M's Named Executive Officers only if the Company achieves selected financial goals over a three-year performance period ending on December 31, 2016. The number of shares of 3M common stock that will be issued for each 2014 performance share is linked to the Company's performance as measured by the criteria of Organic Sales Volume Growth, Return on Invested Capital, and the New Product Vitality Index. These performance criteria were selected because the Committee believes that they are important drivers of long-term stockholder value. Approximately 40 percent of the number of shares actually earned will be determined by Organic Sales Volume Growth, another 40 percent will be determined by Return on Invested Capital, and the remaining 20 percent will be determined by the New Product Vitality Index. Accordingly, 60 percent of each individual's long-term incentive opportunity attributable to these awards is tied to the Company's long-term sales growth objective, a key contributor to long-term stockholder value. Attainment of these three independent performance criteria is measured separately for each calendar year during the three-year measurement period, with each year weighted as follows (2014 — 50 percent; 2015 — 30 percent; and 2016 — 20 percent). However, the formulas by which the Company's performance is measured do not change over the three-year performance period.

        The number of shares of 3M common stock that will actually be delivered at the end of the three-year performance period ending on December 31, 2016, may be anywhere from 0 percent to 200 percent of each performance share granted, depending on the performance of the Company during such performance period. However, an executive may forfeit all or a portion of such shares if he or she does not remain employed by the Company throughout the three-year performance period.

        For 2014, the Committee approved the following formulas for determining the number of shares of 3M common stock to be delivered for each performance share awarded, with the total number of shares actually delivered being the sum of the number of shares earned as a result of the Company's achievement of each of the three financial goals. All three formulas remained the same as the formulas for the performance shares awarded in 2013. In the event that the Company's performance as measured by any of these performance criteria falls between any of the percentages listed below, the number of shares of 3M common stock earned is determined by interpolation.

Organic Sales Volume Growth Exceeding IPI	% of number of performance shares	Return on Invested Capital	% of number of performance shares	New Product Vitality Index	% of number of performance shares	Total % of number of performance shares

below –1.0%	0%	below 18.0%	0%	below 29.0%	0%	0%

–1.0%	8%	18.0%	8%	29.0%	4%	20%

0.5%	40%	20.0%	40%	34.0%	20%	100%

2.0% or higher	80%	22.0% or higher	80%	39.0% or higher	40%	200%

        The above formulas are not a prediction of how 3M will perform during the years 2014 through 2016. The sole purpose of these formulas, which were approved by the Committee in February 2014, is to establish a method for determining the payment of long-term incentive compensation under the Long-Term Incentive Plan. 3M is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these formulas, and you are cautioned not to rely on these formulas as a prediction of 3M's future performance.

  Long-term Incentives — Other Grants

        During 2014 the Committee approved one-time restricted stock unit grants to several of the Company's Named Executive Officers. These grants, which vest five years following the grant date assuming continued employment, were made for the purpose of retaining executives who have delivered outstanding and consistent performance and who are expected to make important contributions in the future. The grants are also expected to help stabilize the Company's executive team following the retirement of several key executives, as part of its overall succession planning process. Each grant was made in the form of restricted stock units corresponding to the number of shares of 3M common stock having a fair market value of $2,000,000 on the grant date. Except in cases of death or disability, all of the units will be forfeited in the event an executive's employment with the Company ends prior to the vesting date. These grants were made to Julie L. Bushman, Hak Cheol Shin, and Michael G. Vale.

        See the 2014 Grants of Plan-Based Awards Table in this Proxy Statement for information regarding grants of additional 2012, 2013, and 2014 performance shares made to Mr. Gangestad under the 2008 Long-Term Incentive Plan following his appointment as Senior Vice President and Chief Financial Officer in June. Consistent with the Company's treatment of other newly-appointed or promoted senior executives, these performance shares were intended to provide Mr. Gangestad with a portion of the long-term incentive compensation granted to comparable executives in those respective years, prorated to reflect the amount of time in his new position. The performance criteria and other material terms of these performance shares were the same as the performance criteria and other material terms of the performance shares granted to other executives of the Company during those respective years.

  Long-term Incentives — Payouts for Grants made in Prior Years

        2014 marked the final year of the three-year performance period of the performance share awards made to 3M's executives in 2012 (and, in some cases, in 2013 and 2014) under the Long-Term Incentive Plan. The performance share awards made during 2012 were designed to deliver compensation based on the performance of the Company over the years 2012, 2013, and 2014 as measured by its Organic Sales Volume Growth, Return on Invested Capital, and sales from new products as measured by the New Product Vitality Index. Pursuant to the formulas approved by the Committee at the time the initial awards were made, the Company's performance during this three-year performance period resulted in a payout of .835 shares of 3M common stock per 2012 performance share (based on annual Organic Sales Volume Growth vs. the worldwide Industrial Production Index of –0.7 percent in 2012, 0.5 percent in 2013, and 1.0 percent in 2014; annual Return on Invested Capital of 20.2 percent in 2012, 20.0 percent in 2013, and 22.1 percent in 2014; and annual New Product Vitality Index of 33.1 percent in 2012, 33.3 percent in 2013, and 32.8 percent in 2014).

Name	Number of target performance shares	Number of actual 3M shares earned (rounded)	Value of actual 3M shares earned*

Inge G. Thulin	49,359	41,215	$6,772,527

Nicholas C. Gangestad	4,005	3,345	$549,615**

David W. Meline	15,770	10,973***	$1,803,144

Hak Cheol Shin	9,292	7,759	$1,274,978

Julie L. Bushman	9,292	7,759	$1,274,978

Michael G. Vale	9,292	7,759	$1,274,978

*
Value of the shares earned as of December 31, 2014, when the fair market value of a share of 3M common stock was $164.32.

**
Reflects the fact that Mr. Gangestad served in the position of Chief Financial Officer for only seven months of the three-year performance period.

***
The number of shares earned was reduced to reflect the number of months that Mr. Meline worked for the Company during the three-year performance period prior to his retirement.

Stock Ownership Guidelines

        The Company's stock ownership guidelines apply to all Section 16 officers of the Company and are designed to increase an executive's equity stake in 3M and more closely align his or her financial interests with those of 3M's stockholders. The guidelines provide that the Chief Executive Officer should attain beneficial ownership of 3M stock equal to six times his or her annual base salary, the Executive Vice Presidents and a majority of the Senior Vice Presidents should attain beneficial ownership of 3M stock equal to three times their annual base salaries, and Vice Presidents and the remaining Senior Vice Presidents should attain beneficial ownership of 3M stock equal to two times their annual base salaries.

        The stock ownership guidelines provide that the number of shares required to be beneficially owned by each covered executive will be calculated based on such executive's annual base salary at the time of initial appointment to a Section 16 position and at the time of a position change from one multiple level to another multiple level, and the fair market value of 3M common stock at that time. Beginning December 31, 2013, and every three years thereafter, the stock ownership guidelines require the Company to recalculate the number of shares required to be beneficially owned by each covered executive using their annual base salary and fair market value of 3M common stock at the recalculation date.

        The stock ownership guidelines provide that each covered executive should attain the required beneficial ownership of 3M stock within five years of their initial appointment to a Section 16 position or a position change from one multiple level to another multiple level. The guidelines also provide that each covered executive whose required level of ownership increases as a result of a periodic recalculation will have three years from the recalculation date (or the balance of the five-year period since the date of their initial appointment or latest position change, if longer) to attain the required level of ownership. However, if a covered executive is not making adequate progress to meet the required level of ownership within the applicable time period, the guidelines provide that he or she will be required to hold and not sell a sufficient number of the after-tax 3M shares received upon the next payout of performance shares to be on track to satisfy the required ownership level. All of 3M's executives covered by the guidelines either have met or are on track to meet the required level of ownership within the applicable time periods. For more information concerning the 3M stock ownership of the Named Executive Officers, see the "Information on Stock Ownership of Directors and Executive Officers" in this Proxy Statement.

        For purposes of these guidelines, shares owned directly by a covered executive or by members of the covered executive's immediate family, shares owned indirectly through a covered executive's account in the Company's 401(k) plan or another deferred compensation plan, unvested shares of restricted stock owned by a covered executive, and shares represented by unvested restricted stock units granted to a covered executive are all considered to be beneficially owned by the covered executive and are counted in determining attainment of the required ownership level.

Prohibition of Hedging and Pledging

        To prevent speculation or hedging of interests in our equity by our executive officers, the Company prohibits short sales of 3M stock or the purchase or sale by these executive officers of financial instruments, including options, puts, calls, equity swaps, collars, or other derivative instruments that are directly linked to 3M stock. In addition, the Company also prohibits the use of standing orders, margin accounts, and pledging of securities by its executive officers.

Policy on Reimbursement of Incentive Payments ("Clawback")

        The Company's Board of Directors has adopted a policy requiring the reimbursement of excess incentive compensation payments made to an executive in the event that 3M is required to make a material restatement of its financial statements. This policy applies to all senior executives of the Company including all of the Named Executive Officers. This policy does not require any misconduct on the part of the covered executive whose excess incentive compensation payment is being reimbursed. As long as the Company is required to make a material restatement of its financial statements that causes an incentive compensation payout to be higher than it should have been, the Company may seek to recover the overpayment from all affected executives irrespective of whether their conduct contributed to the need for the restatement. The Company established this policy prior to the passage of the Dodd-Frank Act, which establishes new requirements for such policies. Upon issuance by the Securities and Exchange Commission of final implementing regulations for the Dodd-Frank Act's requirements, the Company will make any changes to its existing policy as may be required to comply with those regulations.

Limit on Tax-Deductible Compensation

        Section 162(m) of the Internal Revenue Code prohibits 3M from deducting compensation paid in any year to its Chief Executive Officer and each other Named Executive Officer whose compensation is reported in the Summary Compensation Table for such year by reason of being among the three most highly compensated officers for that year, other than the Chief Executive Officer and the Chief Financial Officer ("Covered Employees"), in excess of $1 million, but does not subject performance-based compensation that meets certain requirements under Section 162(m) to this limit. The Committee continues to emphasize performance-based compensation for executives and thus minimize the effect of Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Company's success. Consequently, in any year the Committee may authorize nonperformance-based compensation in excess of $1 million. The Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

Severance or Change in Control Arrangements

        3M does not have severance plans or arrangements with any of its Named Executive Officers. The absence of such arrangements reflects the Company's and the Committee's preference for operating without legally binding severance commitments, and preserves maximum flexibility to deal with individual situations if and when the need arises.

        Similarly, 3M does not have arrangements providing for payments or other compensation in the event of a change in control of the Company, other than the payment, exercise, or delivery of long-term incentive compensation awards issued prior to a change in control. 3M's Long-Term Incentive Plan under which such long-term incentive awards are issued contains a "double trigger" accelerated vesting provision, meaning that the vesting of equity awards held by a Named Executive Officer is accelerated only (assuming that the awards are continued) if his or her employment is terminated in a qualifying termination within 18 months following a change in control of the Company.

        Finally, 3M does not have arrangements with any of its Named Executive Officers providing for the payment of excise tax gross-ups in the event of a change in control of the Company.

Compensation Committee Report

        In accordance with the Securities and Exchange Commission's disclosure requirements for executive compensation, the Compensation Committee of the Board of Directors of 3M Company (the "Committee") has reviewed and discussed with 3M Management the Compensation Discussion and Analysis. Based on this review and these discussions with 3M Management, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the 2015 Proxy Statement of 3M Company and 3M Company's Annual Report on Form 10-K for the year ended December 31, 2014.

  Submitted by the Compensation Committee

  Michael L. Eskew, Chair
  Vance D. Coffman
  Edward M. Liddy
  Robert J. Ulrich

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are named in the preceding section. No members of the Compensation Committee were officers or employees of 3M or any of its subsidiaries during the year, were formerly 3M officers (except that Robert S. Morrison, a member of the Compensation Committee until his retirement from the Board at the Annual Meeting on May 13, 2014, served as interim Chairman of the Board and Chief Executive Officer from June 30, 2005, to December 6, 2005), or had any relationship otherwise requiring disclosure.

Assessment of Risk Related to Compensation Programs

        Based on the Company's recent assessment, the Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. To conduct this assessment, the Company completed an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans or programs. Based on this inventory, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. The Company believes that the Company's overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue versus profit focused performance measures, stock ownership guidelines, and "clawback" policy all work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks. In this regard, the Company's strong ethics and its corporate compliance systems, which are overseen by the Audit Committee, further mitigate against excessive or inappropriate risk taking. The Compensation Committee, with assistance from its independent compensation consultant, George B. Paulin of Frederic W. Cook & Co., Inc., reviewed the Company's risk assessment and a separate risk assessment that Mr. Paulin conducted for the Committee on the Company's executive compensation policies and practices. Based on their consideration of these assessments, the Committee concurred with the Company's determination that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company.

2014 Summary Compensation Table

        The following table shows the compensation earned or received during 2014, 2013, and 2012 by each of 3M's Named Executive Officers (as determined pursuant to the Securities and Exchange Commission's disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Inge G. Thulin	2014	1,392,560	0	4,750,085	4,053,263	3,500,000	5,806,064	613,617	20,115,589
Chairman of the	2013	1,339,000	0	4,160,025	3,046,438	2,441,842	4,955,735	425,668	16,368,708
Board, President and	2012	1,228,373	0	4,000,053	3,059,772	1,994,865	3,977,742	523,671	14,784,476
Chief Executive Officer
Nicholas C. Gangestad(6)	2014	449,493	0	2,207,637	188,579	476,102	755,436	41,561	4,118,808
Senior Vice President and Chief Financial Officer
David W. Meline(7)	2014	385,222	0	1,409,049	1,382,983	464,667	569,966	70,833	4,282,720
Former Senior Vice	2013	721,695	0	1,361,089	1,321,570	855,548	283,083	97,711	4,640,696
President and Chief Financial Officer	2012	657,107	0	1,278,001	845,156	786,146	253,079	79,520	3,899,009
Hak Cheol Shin	2014	765,496	0	2,833,107	637,534	621,458	2,007,619	111,142	6,976,356
Executive Vice	2013	673,034	0	833,005	637,316	551,134	368,721	104,097	3,167,307
President, International Operations	2012	637,000	0	753,024	771,668	434,859	624,074	104,466	3,325,091
Julie L. Bushman(6)	2014	599,029	0	2,833,107	796,918	653,176	1,034,230	68,644	5,985,104
Senior Vice President, Business Transformation and Information Technology
Michael G. Vale(6)	2014	559,971	0	2,833,107	620,450	525,978	701,854	67,001	5,308,361
Executive Vice President, Consumer Business Group

FOOTNOTES TO 2014 SUMMARY COMPENSATION TABLE

        (1)   The amounts in the Stock Awards column reflect the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 14 to the Company's audited financial statements for the fiscal year ended December 31, 2014, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2015. The amounts included in this column for the performance share awards made during 2014 are calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for these performance share awards, the maximum value of these awards at the grant date would be as follows: Mr. Thulin — $9,500,170; Mr. Gangestad — $4,415,274; Mr. Meline — $2,818,098; Mr. Shin — $1,666,032; Ms. Bushman — $1,666,032; and Mr. Vale — $1,666,032.

        (2)   The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 14 to the Company's audited financial statements for the fiscal year ended December 31, 2014, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2015.

        (3)   The amounts in the Non-Equity Incentive Plan Compensation column reflect the annual incentive compensation earned by each individual during 2014 under the Company's Executive Annual Incentive Plan.

        (4)   The amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the actuarial increase in the present value of each individual's pension benefits under all defined benefit pension plans of the Company, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 10 to the Company's audited financial statements for the fiscal year ended December 31, 2014, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2015. The interest rate used to measure the value of such pension benefits declined from 4.98 percent in 2013 to 4.10 percent in 2014, accounting for a significant portion of the increase in the value of the pension benefits of the Named Executive Officers. There were no above-market earnings on deferred compensation under the Company's nonqualified deferred compensation programs.

        (5)   See the All Other Compensation table below for details.

        (6)   No amounts are reported for Mr. Gangestad, Ms. Bushman, or Mr. Vale for the years 2013 and 2012 since they were not Named Executive Officers of the Company for those years.

        (7)   Mr. Meline retired from the Company effective July 1, 2014.

2014 All Other Compensation Table

	401(k) Company Contributions ($)(1)	VIP Excess Company Contributions ($)(2)	Executive Life Insurance ($)(3)	Financial Planning ($)(4)	Personal Aircraft Use ($)(5)	Security Systems/ Services ($)(6)	Personal Auto Use ($)(7)	Total ($)
Inge G. Thulin	9,180	128,678	286,115	13,230	158,243	2,605	15,566	613,617
Nicholas C. Gangestad	8,879	13,185	7,737	11,760	0	0	0	41,561
David W. Meline	11,475	44,360	7,648	7,350	0	0	0	70,833
Hak Cheol Shin	7,649	39,280	50,983	13,230	0	0	0	111,142
Julie L. Bushman	9,180	0	46,377	13,087	0	0	0	68,644
Michael G. Vale	10,367	33,710	9,694	13,230	0	0	0	67,001

FOOTNOTES TO 2014 ALL OTHER COMPENSATION TABLE

        (1)   The amounts shown reflect 3M matching and additional automatic contributions under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan. All eligible employees under this plan may receive 3M matching contributions on their pre-tax or Roth 401(k) contributions to the plan on up to six percent of their eligible pay. Eligible employees hired on or after January 1, 2009, also receive additional automatic 3M retirement income contributions equal to three percent of their eligible pay.

        (2)   The amounts shown reflect 3M matching contributions under the VIP Excess Plan, a nonqualified defined contribution plan. Eligibility for this plan and its matching contributions is limited to employees whose compensation exceeds a limit established by Federal income tax laws for tax-qualified defined contribution plans. The Plan permits eligible employees to save additional amounts from their current cash compensation beyond the contribution limits established by Federal tax laws, and to receive Company matching contributions similar to the matching contributions provided under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan.

        (3)   The amounts shown reflect the amount of premiums paid by the Company on behalf of each individual with respect to their respective whole life or universal life insurance policies obtained for them under the Executive Life Insurance Plan.

        (4)   These amounts reflect fees for personal financial planning and tax return preparation services paid by the Company on behalf of each individual.

        (5)   This amount reflects the aggregate incremental cost to the Company for Mr. Thulin's personal use of corporate aircraft during 2014. This aggregate incremental cost was calculated by combining the variable operating costs of such travel, including the cost of fuel, landing fees, parking fees, trip preparation fees, enroute communication charges, enroute navigation charges, on-board catering, and crew travel expenses. The Compensation Committee requires Mr. Thulin to use the corporate aircraft for all business and personal travel.

        (6)   This amount reflects the expenses incurred by 3M during 2014 for home security equipment and monitoring services at the personal residence of Mr. Thulin.

        (7)   This amount reflects the aggregate incremental cost to the Company for Mr. Thulin's personal use of a Company-provided automobile and local ground transportation. These costs include lease payments for the vehicle, fuel, insurance premiums, repairs, and maintenance.

Grants of Plan-Based Awards

        The following table reflects the various equity and non-equity plan awards granted to the Named Executive Officers during 2014. With the exception of the annual incentive compensation earned by such Named Executive Officers under the Executive Annual Incentive Plan, all of the awards referred to in this table were granted under the 2008 Long-Term Incentive Plan. All of the restricted stock unit awards listed in this table include the right to receive a cash payment of dividend equivalents (the dividends that would have been paid on the same number of shares of 3M common stock during the vesting period) at the vesting date. The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation and, in the case of performance share awards, are based upon the probable outcome of the applicable performance conditions. Assumptions made in the calculation of these amounts are included in Note 14 to the Company's audited financial statements for the fiscal year ended December 31, 2014, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2015.

2014 Grants of Plan-Based Awards Table

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(6)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)(5)						Exercise or Base Price of Option Awards ($/sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type of Grant(1)	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Inge G. Thulin	14PS	03/03/2014			7,730	38,650	77,300					4,750,085
	Option	02/04/2014								206,168	126.72	4,053,263
	AIP	n/a	2,142,798	12,390,000
Nicholas C. Gangestad	14PS	03/03/2014			412	2,062	4,124					253,420
	14PS	06/01/2014			1,323	6,616	13,232					885,618
	13PS	06/01/2014			1,102	5,510	11,020					751,344
	12PS	06/01/2014			454	2,270	4,540					317,255
	Option	02/04/2014								9,592	126.72	188,579
	AIP	n/a	378,340	12,390,000
David W. Meline	14PS	03/03/2014			2,293	11,465	22,930					1,409,049
	Option	02/04/2014								70,345	126.72	1,382,983
	AIP	n/a	747,091	12,390,000
Hak Cheol Shin	14PS	03/03/2014			1,356	6,778	13,556					833,016
	Option	02/04/2014								32,428	126.72	637,534
	RSU	12/01/2014						12,646	(8)			2,000,091
	AIP	n/a	639,360	12,390,000
Julie L. Bushman	14PS	03/03/2014			1,356	6,778	13,556					833,016
	Option	02/04/2014								40,535	126.72	796,918
	RSU	12/01/2014						12,646	(8)			2,000,091
	AIP	n/a	471,866	12,390,000
Michael G. Vale	14PS	03/03/2014			1,356	6,778	13,556					833,016
	Option	02/04/2014								31,559	126.72	620,450
	RSU	12/01/2014						12,646	(8)			2,000,091
	AIP	n/a	476,019	12,390,000

FOOTNOTES TO 2014 GRANTS OF PLAN-BASED AWARDS TABLE

        (1)   Abbreviations for the Type of Grant: 14PS = 2014 performance shares; 13PS = 2013 performance shares; 12PS = 2012 performance shares; Option = stock options; RSU = restricted stock units; AIP = annual incentive.

        (2)   The amounts shown as the Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the target and maximum amounts that may be earned by each individual during 2014 under the Executive Annual Incentive Plan. This Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive during a plan year (established for purposes of complying with Section 162(m) of the Internal Revenue Code), which for each of the Named Executive Officers was one-quarter of one percent of the Company's Adjusted Net Income for 2014, and then permits the Compensation Committee to pay each covered executive less than this maximum amount based on such factors as it deems relevant. Since the Executive Annual Incentive Plan was first adopted in 2007, the Committee has rarely used this discretion to pay a covered executive (other than Mr. Thulin) anything more or less than the same amount such executive would have received had he or she been participating in the Company's broad-based Annual Incentive Plan (see "Elements of the Compensation Program — Annual Incentive" in the Compensation Discussion and Analysis of this Proxy Statement).

        (3)   The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards with respect to 2014 performance shares reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by each individual as a result of the 2014 performance shares granted to each individual during 2014 under the 2008 Long-Term Incentive Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2014, 2015, and 2016, as measured against three performance criteria selected by the Compensation Committee (Organic Sales Volume Growth, Return on Invested Capital, and the New Product Vitality Index). For more information on these performance criteria and the formulas for determining the number of shares of 3M common stock payable as a result of these performance shares, please refer to the "Long-Term Incentives — 2014 Annual Grants" portion of the Compensation Discussion and Analysis of this Proxy Statement.

        (4)   The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards with respect to 2013 performance shares reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by Mr. Gangestad as a result of the 2013 performance shares granted to him during 2014 under the 2008 Long-Term Incentive Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2013, 2014, and 2015, as measured against three performance criteria selected by the Compensation Committee (Organic Sales Volume Growth, Return on Invested Capital, and the New Product Vitality Index). For more information on these performance criteria and the formulas for determining the number of shares of 3M common stock payable as a result of these performance shares, please refer to the "Long-Term Incentives — 2013 Annual Grants" portion of the Compensation Discussion and Analysis of the Company's 2014 Proxy Statement.

        (5)   The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards with respect to 2012 performance shares reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by Mr. Gangestad as a result of the 2012 performance shares granted to him during 2014 under the 2008 Long-Term Incentive Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2012, 2013, and 2014, as measured against three performance criteria selected by the Compensation Committee (Organic Sales Volume Growth, Return on Invested Capital, and the New Product Vitality Index). For more information on these performance criteria and the formulas for determining the number of shares of 3M common stock payable as a result of these performance shares, please refer to the "Long-Term Incentives — 2012 Annual Grants" portion of the Compensation Discussion and Analysis of the Company's 2013 Proxy Statement.

        (6)   The amounts shown as the All Other Option Awards reflect the numbers of nonqualified stock options granted to each individual during 2014 under the 2008 Long-Term Incentive Plan. The options granted on February 4, 2014, were part of the Company's annual grant of stock options to the approximately 6,000 employees participating in the plan, and they vest in installments of one-third on each of the first three anniversaries of the grant date.

        (7)   The exercise price for all stock options granted under the Company's 2008 Long-Term Incentive Plan is set at the fair market value of a share of 3M common stock on the option grant date (as required by the provisions of the plan). As provided in the plan, the fair market value of a share of 3M common stock is computed as the closing price at which 3M common stock traded on the New York Stock Exchange on the applicable date.

        (8)   These amounts reflect the grant of restricted stock units to the three named executives. These restricted stock units vest in full on the fifth anniversary of the grant date, assuming continued employment.

        2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Inge G. Thulin							86,496(6)	14,213,023
							77,300(7)	12,701,936
	52,000	0	87.35	05/09/2016
	45,758	0	84.78	05/08/2017
	50,792	0	77.18	05/13/2018
	59,584	0	54.11	02/08/2019
	50,166	0	78.72	02/07/2020
	43,560	0	89.47	02/08/2021
	136,535	68,269(1)	87.89	02/07/2022
	68,316	136,634(2)	101.49	02/03/2023
	0	206,168(3)	126.72	02/02/2024
Nicholas C. Gangestad							3,178(6)	522,209
							4,124(7)	677,656
							11,020(6)	1,810,806
							13,232(7)	2,174,282
	2,612	0	84.78	05/08/2017
	2,888	0	77.18	05/13/2018
	4,004	0	54.11	02/08/2019
	3,362	0	78.72	02/07/2020
	3,092	0	89.47	02/08/2021
	4,145	2,074(1)	87.89	02/07/2022
	2,168	4,337(2)	101.49	02/03/2023
	0	9,592(3)	126.72	02/02/2024
David W. Meline							14,150(6)	2,325,128
							3,822(7)	628,031
	20,136	0	71.12	08/31/2018
	16,065	0	78.72	02/07/2020
	11,538	0	89.47	02/08/2021
	37,713	18,857(1)	87.89	02/07/2022
	32,728	65,457(2)	101.49	02/03/2023
	0	70,345(3)	126.72	02/02/2024
Hak Cheol Shin							17,320(6)	2,846,022
							13,556(7)	2,227,522
	60,000	0	87.35	05/09/2016
	35,441	0	84.78	05/08/2017
	47,528	0	77.18	05/13/2018
	58,772	0	54.11	02/08/2019
	57,587	0	78.72	02/07/2020
	49,595	0	89.47	02/08/2021
	30,875	15,439(1)	87.89	02/07/2022
	12,816	25,634(2)	101.49	02/03/2023
	0	32,428(3)	126.72	02/02/2024
					12,646(4)	2,077,991
Julie L. Bushman							17,320(6)	2,846,022
							13,556(7)	2,227,522
	12,068	0	84.78	05/08/2017
	10,424	0	77.18	05/13/2018
	13,172	0	78.72	02/07/2020
	9,000	0	89.47	02/08/2021
	20,583	10,292(1)	87.89	02/07/2022
	8,216	16,434(2)	101.49	02/03/2023
	0	40,535(3)	126.72	02/02/2024
					12,646(4)	2,077,991

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael G. Vale							17,320(6)	2,846,022
							13,556(7)	2,227,522
	5,013	0	87.35	05/09/2016
	2,156	0	84.78	05/08/2017
	8,440	0	77.18	05/13/2018
	8,444	0	54.11	02/08/2019
	8,906	0	78.72	02/07/2020
	7,812	0	89.47	02/08/2021
	20,583	10,292(1)	87.89	02/07/2022
	14,568	29,137(2)	101.49	02/03/2023
	0	31,559(3)	126.72	02/02/2024
					3,087(5)	507,256
					12,646(4)	2,077,991

FOOTNOTES TO 2014 OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END TABLE

        (1)   These stock options vested in full on February 7, 2015.

        (2)   These stock options vested or will vest in installments of one-half on February 5, 2015, and February 5, 2016.

        (3)   These stock options vested or will vest in installments of one-third on each of February 4, 2015, February 4, 2016, and February 4, 2017.

        (4)   These restricted stock units will vest in full on December 1, 2019, assuming continued employment.

        (5)   These restricted stock units will vest in full on September 1, 2015, assuming continued employment.

        (6)   The shares of 3M common stock to be delivered as a result of the Company's performance over the three-year performance period ending December 31, 2015, will not vest until December 31, 2015. Under the terms of the 2008 Long-Term Incentive Plan, these shares of 3M common stock will be delivered no later than March 15, 2016. In accordance with the Securities and Exchange Commission's regulations, the number of shares and payout value for the performance shares granted in 2013 reflect the maximum payout under the formula for this grant since the Company's performance during the first two years of the three-year performance period has exceeded the target levels for this grant.

        (7)   The shares of 3M common stock to be delivered as a result of the Company's performance over the three-year performance period ending December 31, 2016, will not vest until December 31, 2016. Under the terms of the 2008 Long-Term Incentive Plan, these shares of 3M common stock will be delivered no later than March 15, 2017. In accordance with the Securities and Exchange Commission's regulations, the number of shares and payout value for the performance shares granted in 2014 reflect the maximum payout under the formula for this grant since the Company's performance during the first year of the three-year performance period has exceeded the target levels for this grant.

        2014 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Inge G. Thulin	111,652(1)	4,902,346	41,239(5)	6,775,842
Nicholas C. Gangestad	6,069(2)	321,679	4,298(6)	675,895
David W. Meline	0	0	12,020(7)	1,947,766
Hak Cheol Shin	17,043(3)	1,155,096	10,479(8)	1,650,692
Julie L. Bushman	20,469(4)	1,289,676	7,759(9)	1,274,978
Michael G. Vale	0	0	7,759(9)	1,274,978

FOOTNOTES TO 2014 OPTION EXERCISES
AND STOCK VESTED TABLE

        (1)   The stock options exercised by Mr. Thulin were granted between May 10, 2005, and October 29, 2013, and had exercise prices between $76.80 and $125.28. Mr. Thulin did not retain any additional shares of 3M common stock as a result of these option exercises.

        (2)   The stock options exercised by Mr. Gangestad were granted on May 9, 2006, and had an exercise price of $87.35. Mr. Gangestad did not retain any additional shares of 3M common stock as a result of these option exercises.

        (3)   The stock options exercised by Mr. Shin were granted on May 10, 2005, and had an exercise price of $76.80. Mr. Shin did not retain any additional shares of 3M common stock as a result of these option exercises.

        (4)   The stock options exercised by Ms. Bushman were granted on May 9, 2006, and had an exercise price of $87.35. Ms. Bushman did not retain any additional shares of 3M common stock as a result of these option exercises.

        (5)   These shares were acquired by Mr. Thulin upon the vesting of restricted stock units and performance shares granted to him under the 2008 Long-Term Incentive Plan. Of this total number of shares, 24 were attributable to restricted stock units granted on March 15, 2011, and 41,215 were attributable to his 2012 performance shares for which the three-year performance period was completed on December 31, 2014.

        (6)   These shares were acquired by Mr. Gangestad upon the vesting of restricted stock units and performance shares granted to him under the 2008 Long-Term Incentive Plan. Of this total number of shares, 687 were attributable to restricted stock units granted on February 8, 2011, 266 were attributable to restricted stock units granted on March 15, 2011, and 3,345 were attributable to his 2012 performance shares for which the three-year performance period was completed on December 31, 2014.

        (7)   These shares were acquired by Mr. Meline upon the vesting of restricted stock units and performance shares granted to him under the 2008 Long-Term Incentive Plan. Of this total number of shares, 1,047 were attributable to restricted stock units granted on March 15, 2011, and 10,973 were attributable to his 2012 performance shares for which the three-year performance period was completed on December 31, 2014.

        (8)   These shares were acquired by Mr. Shin upon the vesting of restricted stock units and performance shares granted to him under the 2008 Long-Term Incentive Plan. Of this total number of shares, 2,720 were attributable to restricted stock units granted on March 15, 2011, and 7,759 were attributable to his 2012 performance shares for which the three-year performance period was completed on December 31, 2014.

        (9)   These shares were acquired by Ms. Bushman and Mr. Vale upon the vesting of performance shares granted to each of them under the 2008 Long-Term Incentive Plan. All 7,759 of these shares were attributable to their 2012 performance shares for which the three-year performance period was completed on December 31, 2014.

        PENSION BENEFITS

        The following table shows the present value of the accumulated benefits payable to each of the Named Executive Officers, as well as the number of years of service credited to each individual, under each of the Company's defined benefit pension plans determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 10 to the Company's audited financial statements for the fiscal year ended December 31, 2014, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2015.

2014 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Inge G. Thulin	Employee Retirement Income Plan	35	1,806,943*	0
	Nonqualified Pension Plan	35	19,154,764	0
Nicholas C. Gangestad	Employee Retirement Income Plan	29	963,242	0
	Nonqualified Pension Plan	29	883,995	0
David W. Meline	Employee Retirement Income Plan	6	288,950	7,469
	Nonqualified Pension Plan	6	1,284,425	0
Hak Cheol Shin	Employee Retirement Income Plan	30	1,375,021	0
	Nonqualified Pension Plan	30	6,037,571	0
Julie L. Bushman	Employee Retirement Income Plan	31	1,181,093	0
	Nonqualified Pension Plan	31	2,671,847	0
Michael G. Vale	Employee Retirement Income Plan	22	653,773	0
	Nonqualified Pension Plan	22	1,337,197	0

*
A portion of Mr. Thulin's benefits will actually be paid by a pension plan maintained by the Company's subsidiary in Sweden (based on the years he was employed in Sweden before transferring to the United States), and the amount paid by this plan in Sweden will reduce the amount paid by the Employee Retirement Income Plan.

        The Employee Retirement Income Plan ("ERIP") is a tax-qualified defined benefit pension plan maintained by 3M for its eligible employees in the United States. Effective January 1, 2001, the Company amended the ERIP to include a pension equity formula for (1) employees hired or rehired on or after January 1, 2001, and (2) employees who voluntarily elected the pension equity formula during the one-time choice election period in 2001. The ERIP was closed to new participants effective January 1, 2009, meaning that employees hired or rehired on or after January 1, 2009, do not participate in the plan. Of the Named Executive Officers, Mr. Thulin, Mr. Gangestad, Mr. Shin, and Ms. Bushman participate under the non-pension equity formula of the ERIP (the Portfolio I Plan), while Mr. Meline and Mr. Vale participate under the pension equity formula of the ERIP (the Portfolio II Plan). Retirement benefits under the ERIP are based on an employee's years of service and average annual earnings during the employee's four highest-paid consecutive years of service. As applied to the Named Executive Officers, earnings for purposes of the ERIP include base salary and target annual incentive compensation. All benefits earned under the ERIP by the Named Executive Officers will be payable in the form of life annuities, unless an individual elects at the time their employment ends to receive the entire amount of his or her earned pension benefits in the form of a single lump-sum cash payment.

        Under the Portfolio I Plan, employees earn annual benefits payable at retirement generally equal to 1.15 percent of their high-four average annual earnings multiplied by their years of service plus 0.35 percent of their high-four average annual earnings in excess of a Social Security breakpoint multiplied by their years of service (up to a maximum of 35 years). The Social Security breakpoint is an average of the Social Security taxable wage bases for each of the 35 years ending with the year each employee qualifies for receiving unreduced Social Security retirement benefits. Under the Portfolio I Plan, an employee may retire with an unreduced pension at age 60 (61 or 62 for employees born after 1942) and if the employee's age and service at the time of retirement total at least 90 (91 or 92 for employees born after 1942) the employee would receive a Social Security bridge payment until age 62. Mr. Thulin is eligible to retire with unreduced early retirement benefits. Mr. Shin is eligible to retire with reduced early retirement benefits, with the reduction being equal to 5 percent of the pension otherwise payable for each year that he retires prior to age 61.

        Under the Portfolio II Plan, employees earn pension credits (from 3 percent to 12 percent) for each year of employment based on their age and accumulated years of service under the Plan. Once their employment ends, these accumulated pension credits are multiplied by their high-four average annual earnings and added to an amount determined by multiplying one-half of these accumulated pension credits by their high-four average annual earnings in excess of a Social Security integration level (70 percent of the Social Security taxable wage base in the year employment ends). The sum of these two amounts is then converted into an annuity payable over the lifetime of the employee using fixed conversion factors. The Portfolio II Plan does not provide any subsidies for early retirement.

        As a tax-qualified plan, the ERIP is subject to a variety of limits that apply to both the amount of any employee's earnings that may be considered when determining the benefits earned under the plan as well as the maximum amount of benefits that any employee may earn. The Nonqualified Pension Plan is designed to provide additional benefits to employees, including the Named Executive Officers, affected by these limits. The amount of benefits earned under this Nonqualified Pension Plan generally equal the amount of benefits an employee was not able to earn under the ERIP as a result of the limits imposed by Federal tax laws. The benefits earned under this Nonqualified Pension Plan are generally paid in the form of a single lump-sum cash payment following the termination of their employment (subject to any applicable delay under Federal tax laws). Current employees were given a one-time opportunity during 2008 to elect to receive their benefits earned under this Nonqualified Pension Plan in the form of a life annuity following their retirement, and both Mr. Meline and Mr. Shin elected to receive their benefits in the form of a life annuity.

  NONQUALIFIED DEFERRED COMPENSATION

        The following table reflects the participation during 2014 by the Named Executive Officers in three nonqualified deferred compensation plans offered by the Company. The Deferred Compensation Excess Plan allows eligible employees to defer for a number of years or until retirement from the Company the receipt of base salary and the portion of their annual incentive compensation paid in cash. The Performance Awards Deferred Compensation Plan allows eligible employees to defer for a number of years or until retirement from the Company the payout of their performance share or performance unit awards under the 2008 Long-Term Incentive Plan. The VIP Excess Plan allows eligible employees to defer until retirement from the Company the receipt of base salary and annual incentive compensation. All three plans generally allow the eligible employees to elect to receive payment of their account balances in the form of either a single lump sum payment or in up to ten annual installments. With the exception of deferrals of performance shares under the Performance Awards Deferred Compensation Plan, earnings are credited to the amounts deferred under all three plans based on the returns paid on the investment funds available to participants in 3M's qualified 401(k) plan or a fixed rate of return based on corporate bond yields (as selected by each participant). Earnings are credited to the deferrals of performance shares under the Performance Awards Deferred Compensation Plan based on the return on shares of 3M common stock, including reinvested dividends.

2014 Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Inge G. Thulin
VIP Excess Plan	214,464	128,678	31,400	0	1,133,008
Nicholas C. Gangestad
VIP Excess Plan	25,637	13,185	3,905	0	86,289
David W. Meline
VIP Excess Plan	69,354	44,360	6,588	0	811,307
Performance Awards Deferred Compensation Plan	1,034,707	0	678,383	0	4,179,252
Deferred Compensation Excess Plan	59,888	0	10,963	0	888,856
Hak Cheol Shin
VIP Excess Plan	86,712	39,280	39,414	0	1,153,893
Julie L. Bushman	0	0	0	0	0
Michael G. Vale
VIP Excess Plan	80,448	33,710	1 8,640	0	409,543
Deferred Compensation Excess Plan	0	0	824	0	18,171

FOOTNOTES TO 2014 NONQUALIFIED DEFERRED COMPENSATION TABLE

        (1)   With the exception of the amount contributed by Mr. Vale from the payout of his annual incentive compensation earned during 2013, all amounts contributed by these individuals during 2014 have been included in the Summary Compensation Table as Salary or Non-Equity Incentive Plan Compensation earned in 2013 or 2014. Since Mr. Vale was not a Named Executive Officer for 2013, the

Summary Compensation Table does not reflect any of his 2013 annual incentive compensation from which this contribution was made during 2014.

        (2)   All amounts contributed by the Company on behalf of these individuals during 2014 are included in the "All Other Compensation" column of the Summary Compensation Table.

        (3)   None of these amounts is included in the Summary Compensation Table as compensation earned in 2014, since none of the Company's nonqualified deferred compensation plans provide above-market or preferential earnings.

        (4)   Of the amounts reported in this column, $721,067 of Mr. Thulin's balance at the end of 2014, $383,465 of Mr. Meline's balances at the end of 2014, and $175,533 of Mr. Shin's balance at the end of 2014 were reported previously as compensation in the Company's Summary Compensation Table for prior years.

  POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        As reflected in the Compensation Discussion and Analysis portion of this Proxy Statement, 3M has no employment agreements with any of the Named Executive Officers nor does it have any severance or change in control plans or arrangements that would provide severance benefits to any of the Named Executive Officers in the event of the termination of their employment or a change in control of the Company. However, certain of the Company's executive compensation and benefit plans provide all participants (including the Named Executive Officers) with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The terms applicable to these potential rights or payments in various situations are described below. Payments or benefits under other plans and arrangements that are generally provided on a non-discriminatory basis to all similarly situated employees of the Company upon the termination of their employment are not described, including (a) accrued base salary; (b) annual incentive earned with respect to completed performance periods; (c) retiree welfare benefits provided to substantially all of the Company's U.S. employees, including retiree medical and dental benefits; (d) distribution of vested account balances under the Company's qualified 401(k) plan; (e) accrued pension benefits under the Company's defined benefit pension plans payable following an employee's retirement or other termination of employment (the amounts of these benefits earned by the Named Executive Officers are reported in the 2014 Pension Benefits Table); and (f) distribution of account balances under the Company's nonqualified deferred compensation plans (the amount of these account balances of the Named Executive Officers are reported in the 2014 Nonqualified Deferred Compensation Table).

  Rights and Payments upon Retirement

        Following retirement (termination of employment after attaining age 55 with at least five years of employment service with the Company), the Named Executive Officers are entitled to receive:

  •
  continued vesting of stock options previously granted under the Company's stock plans, and the opportunity to exercise vested stock options previously granted under such plans during the remainder of the original term (up to 10 years) of such options;

  •
  for those Named Executive Officers whose initial appointment to a 3M executive position occurred prior to January 1, 2006, payment for all previously granted performance shares upon completion of the respective three-year performance period (prorated to reflect the portion of the year worked only with respect to the performance shares granted in the year of retirement); and

  •
  for those Named Executive Officers whose initial appointment to a 3M executive position occurred on or after January 1, 2006, payment for all previously granted performance shares upon completion of the respective three-year performance period (prorated to reflect the portion of the three-year performance period that occurred prior to the date of the Named Executive Officer's retirement).

  Rights and Payments upon Termination due to Death or Disability

        In the event of the termination of their employment due to death or disability, the Named Executive Officers are entitled to receive:

  •
  in the event of termination due to disability, continued vesting of stock options previously granted under the Company's stock plans, and the opportunity to exercise vested stock options previously granted under such plans during the remainder of the original term (up to 10 years) of such options;

  •
  in the event of termination due to disability, immediate vesting of all restricted stock and restricted stock units previously granted under the Company's stock plans;

  •
  in the event of termination due to death, immediate vesting of all unvested stock options, restricted stock and restricted stock units previously granted under the Company's stock plans, and the opportunity for the Named Executive Officer's estate or beneficiaries to exercise all vested stock options within the two years following the date of death (but not beyond the original expiration date of any such stock option);

  •
  in the event of termination due to disability, payment for all previously granted performance shares upon completion of the respective three-year performance period;

  •
  in the event of termination due to death, payment to the Named Executive Officer's estate or beneficiaries no later than March 15 of the year following the year in which the Named Executive Officer died for all previously granted performance shares (in the same amount as paid for the performance shares granted to other Named Executive Officers if the date of death occurs after the end of the three-year performance period for such shares, and at the lesser of the target value or such other amount as determined by the Committee in its discretion if the date of death occurs before the end of the three-year performance period for such shares); and

  •
  in the event of termination due to death, payment to the Named Executive Officer's beneficiaries of the proceeds from the life insurance policies provided for such Named Executive Officer pursuant to the Company's Executive Life Insurance Plan.

  Rights and Payments upon Termination for any other reason

        In the event of the termination of their employment for any reason other than retirement, death, or disability:

  •
  the Named Executive Officers will have the opportunity to exercise vested stock options granted under the Company's stock plans within the first 90 days following the termination date (but not beyond the original expiration date of any such stock option), at which time any remaining vested stock options are forfeited; and

  •
  all unvested stock options, restricted stock, restricted stock units, and performance shares granted to the Named Executive Officers are forfeited immediately.

  Rights and Payments upon a Change in Control

        In the event of the termination of a Named Executive Officer's employment without Cause or if the Named Executive Officer resigns for Good Reason within 18 months following a change in control of the Company (as defined for purposes of Section 409A of the Internal Revenue Code), all of such Named Executive Officer's outstanding unvested stock options, restricted stock, and restricted stock units granted under the Company's stock plans will be immediately vested and all of such Named Executive Officer's outstanding performance shares will be terminated and paid out.

        For purposes of these awards, "Cause" means a material violation of any policy of the Company, or embezzlement or theft of property belonging to the Company, and "Good Reason" means (i) a material diminution in the Named Executive Officer's position, authority, duties, or responsibilities as in effect immediately prior to the change in control; (ii) a material diminution in the Named Executive Officer's base salary or annual planned cash compensation; or (iii) a material change in the geographic location at which the Named Executive Officer is required to perform services for the Company.

        The amounts payable to or on behalf of each of the Named Executive Officers in each of the above situations is reflected in the following table, assuming that each individual's employment had terminated and/or a change in control of the Company had occurred on December 31, 2014. As of December 31, 2014, Mr. Thulin and Mr. Shin were eligible to retire (as that term is defined for purposes of 3M's stock plans). Mr. Meline retired from the Company effective July 1, 2014.

2014 Potential Payments upon Termination or Change in Control Table
Name	Triggering Event	Outstanding Performance Share Awards ($)(1)	Unvested RSUs ($)(2)	Unvested Options ($)(3)	Life Insurance Proceeds ($)(4)	Total ($)
Inge G. Thulin	Retirement	0	0	0	0	0
	Death	13,457,479	0	21,554,431	10,391,214	45,403,124
	Termination due to disability	0	0	0	0	0
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	9,162,778	0	21,554,431	0	30,717,209
Nicholas C. Gangestad	Death	2,592,476	0	791,669	2,091,928	5,476,073
	Termination due to disability	0	0	0	0	0
	Termination for other reason	0	0	0	0	0
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	1,887,517	0	791,669	0	2,679,186
David W. Meline	Retirement	0	0	0	0	0
Hak Cheol Shin	Retirement	0	0	0	0	0
	Death	2,536,772	2,077,991	4,009,880	2,288,000	10,912,643
	Termination due to disability	0	2,077,991	0	0	2,077,991
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	1,676,799	2,077,991	4,009,880	0	7,764,670
Julie L. Bushman	Death	2,536,772	2,077,991	3,343,282	1,676,160	9,634,205
	Termination due to disability	0	2,077,991	0	0	2,077,991
	Termination for other reason	0	0	0	0	0
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	1,676,799	2,077,991	3,343,282	0	7,098,072
Michael G. Vale	Death	2,536,772	2,585,247	3,803,914	2,082,097	11,008,030
	Termination due to disability	0	2,585,247	0	0	2,585,247
	Termination for other reason	0	0	0	0	0
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	1,676,799	2,585,247	3,803,914	0	8,065,960

FOOTNOTES TO 2014 POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE IN CONTROL TABLE

        (1)   The amounts in this column reflect the value of performance share awards under the 2008 Long-Term Incentive Plan for which the three-year performance period has not been completed (adjusted to reflect the closing market price of 3M common stock on December 31, 2014), and which would be paid upon the occurrence of the respective triggering events in accordance with the provisions of the Plan.

        (2)   The amounts in this column reflect the value of unvested 3M restricted stock units that would vest upon the occurrence of the respective triggering events in accordance with the provisions of the 2008 Long-Term Incentive Plan. Share values are based on the closing market price of 3M common stock on December 31, 2014 ($164.32).

        (3)   The amounts in this column reflect the spread value on December 31, 2014, of unvested, in-the-money 3M stock options that will vest upon the occurrence of the respective triggering events in accordance with the provisions of the 2008 Long-Term Incentive Plan. Spread values are based on the closing market price of 3M common stock on December 31, 2014 ($164.32).

        (4)   The amounts in this column reflect the life insurance proceeds that would be payable to each individual's beneficiary or beneficiaries pursuant to the universal life insurance policies obtained for them under the Executive Life Insurance Plan.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in 3M's Proxy Statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal by November 26, 2015. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company) to: Gregg M. Larson, Vice President, Deputy General Counsel and Secretary, 3M Company, 3M Center, Building 220-14W-06, St. Paul, MN 55144-1000. Such proposals must comply with the Securities and Exchange Commission's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials, such as the stockholder continuing to own a minimum number of shares until the Annual Meeting and appearing in person or through an authorized representative at the meeting to present the proposal.

        Alternatively, stockholders intending to present a proposal at next year's Annual Meeting without having it included in the Company's Proxy Statement must comply with the requirements set forth in the Company's Bylaws, a copy of which is available at www.3M.com under Investor Relations — Corporate Governance. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder no earlier than the close of business on January 13, 2016, and no later than the close of business on February 12, 2016. The notice must contain the information required by our Bylaws.

        Proposals received by the Corporate Secretary after the dates mentioned will not be included in the Proxy Statement or acted upon at next year's Annual Meeting.

By Order of the Board of Directors.

GREGG M. LARSON

Vice President, Deputy General Counsel and Secretary

ADMISSION TICKET AND PHOTO ID REQUIRED FOR THE ANNUAL MEETING

Please note that you will need an admission ticket and a valid photo ID to attend the Annual Meeting. For more details, please read "Annual Meeting Admission" on page 1 of the Proxy Statement.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 3. Advisory approval of executive compensation. 1j. Robert J. Ulrich NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 2. To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm. 1i. Inge G. Thulin ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! Yes No For Against Abstain VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Daylight Time on May 11, 2015*. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Daylight Time on May 11, 2015*. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 11, 2015*. ELEcTRONIc DELIVERY OF FuTuRE PROXY MATERIALS If you would like to reduce the costs incurred by 3M Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. *up until 10:59 p.m. central Daylight Time on May 7, 2015, for participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan. SCAN TO VIEW MATERIALS & VOTE w 3M cENTER BLDg. 220-9E-02 ST. PAuL, MN 55144-1000 1h. Edward M. Liddy 1. To elect ten members to the Board of Directors, each for a term of one year. Nominees: The Board of Directors recommends you vote FOR the following proposals 1, 2 and 3: Vote on Directors 1c. Thomas "Tony" K. Brown 1d. Vance D. Coffman 1e. Michael L. Eskew 1f. Herbert L. Henkel 1g. Muhtar Kent 1a. Linda G. Alvarado 1b. Sondra L. Barbour 3M cOMPANY For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. M81238-TBD

NOTIcE OF 2015 ANNuAL MEETINg OF STOcKHOLDERS Tuesday, May 12, 2015, 10:00 a.m. central Daylight Time Palmer Events center 900 Barton Springs Road Austin, Texas 78704 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. If you plan to attend the meeting in person, please register and print an admission ticket in advance at www.proxyvote.com, following the instructions set forth in the Proxy Statement. You will need the 16-digit control number printed on the other side of this proxy card. Questions? Please contact us at 1-800-364-3577 Address changes/comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) 3M cOMPANY The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 12, 2015. The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) Gregg M. Larson, Nicholas C. Gangestad, and Inge G. Thulin or any of them, each with full power of substitution, as proxies, to vote all shares of common stock in 3M Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 2015 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. FOR PARTIcIPANTS IN 3M'S VOLuNTARY INVESTMENT PLAN AND EMPLOYEE STOcK OWNERSHIP PLAN (VIP), AND THE 3M SAVINgS PLAN: In accordance with the terms of the VIP and Savings Plan, shares allocated to the respective accounts in these plans on the record date will be voted by the trustee, State Street Bank and Trust Company, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, participants, as named fiduciaries for voting purposes in the VIP, may instruct State Street (as VIP trustee) how to vote a proportionate number of the allocated shares for which no instructions are received by following the same instructions. If no instructions are provided or if this card is not received on or before May 7, 2015, shares held in the respective accounts in the Savings Plan will be voted by the trustee as directed by any one of the named proxies designated above. If no instructions are provided or if this card is not received on or before May 7, 2015, shares held in the respective accounts in the VIP will be voted by the trustee in the same proportion that the other participants in the VIP direct the trustee to vote shares in the VIP accounts. (Continued, and must be signed and dated on the other side) M81239-TBD